MAGELLAN HEALTH SERVICES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
February 17, 2000

  The undersigned appoints HENRY T. HARBIN and MARK S. DEMILIO, and each of them, as proxies, each with full power of substitution, to represent and to vote all shares of Common Stock of Magellan Health Services, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on February 17, 2000, at 10:00 a.m., local time, at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland, and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the Annual Meeting. The proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as designated below, and in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

1. ELECTION OF DIRECTORS	/ / FOR All Nominees Listed Below
/ / WITHHOLD AUTHORITY to Vote For All Nominees Listed Below:

Jonathan J. Coslet, Henry T. Harbin, Gerald L. McManis, James B. Williams
To withhold authority to vote for any nominee(s) write the name of such nominee(s) on the line below:

2. PROPOSAL TO (1) RATIFY THE COMPANY'S ISSUANCE IN A PRIVATE PLACEMENT OF 59,063 SHARES OF THE COMPANY'S SERIES A PREFERRED STOCK AND AN OPTION (THE "OPTION") TO PURCHASE AN ADDITIONAL 21,000 SHARES OF SERIES A PREFERRED STOCK (THE "OPTION SHARES"); (2) APPROVE THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK, IN RESPECT OF ACCRUED AND UNPAID DIVIDENDS ON THE SERIES A PREFERRED STOCK, (3) APPROVE THE ISSUANCE OF THE OPTION SHARES UPON THE EXERCISE OF THE OPTION; AND (4) APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE CONVERSION OF THE OPTION SHARES	/ / FOR / / AGAINST / / ABSTAIN

(Continued on reverse side)

3. PROPOSAL TO APPROVE THE COMPANY'S PROPOSED 2000 LONG-TERM INCENTIVE COMPENSATION PLAN	/ / FOR / / AGAINST / / ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

                            DATED , 2000

                            Signature of Stockholder

                            Please sign exactly as your name or names appear hereon. Where more than one owner is shown, each should sign. Persons signing in a fiduciary or representative capacity should give full title. If this proxy is submitted by a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

                            Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

[LOGO]

                      January 13, 2000

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Magellan Health Services, Inc. on February 17, 2000, at 10:00 a.m. The Annual Meeting will be held at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland. A Notice of Annual Meeting, Proxy Statement containing information about matters to be acted on at the Annual Meeting, and proxy card are enclosed.

    I encourage you to attend the Annual Meeting.

    I look forward to seeing you at the Annual Meeting. Regardless of whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. This will ensure that sufficient shares are represented and voted at the Annual Meeting. Returning your completed proxy card will not limit your right to vote in person if you attend the Annual Meeting.

                      Very truly yours,

                      [LOGO]

                      Henry T. Harbin, M.D.

                      President and Chief Executive Officer

MAGELLAN HEALTH SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 17, 2000

    The Annual Meeting of Stockholders of Magellan Health Services, Inc., a Delaware corporation (the "Company" or "Magellan"), will be held at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland, on February 17, 2000, at 10:00 a.m., local time, to consider and act upon the following:

      1. A proposal to elect four directors to serve for three-year terms expiring at the 2003 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

      2. The approval and ratification of certain issues related to TPG Magellan, LLC's investment in equity securities of the Company, including: (i) the ratification of the Company's issuance in a private placement of 59,063 shares of the Company's Series A Cumulative Convertible Preferred Stock, no par value (the "Series A Preferred Stock") and an option (the "Option") to purchase an additional 21,000 shares of Series A Preferred Stock (the "Option Shares"); (ii) the issuance of shares of the Company's common stock, par value $.25 per share (the "Common Stock"), in respect of accrued and unpaid dividends on the Series A Preferred Stock, (iii) the issuance of the Option Shares upon the exercise of the Option; and (iv) the issuance of shares of Common Stock upon the conversion of the Option Shares;

      3. A proposal to approve the Magellan Health Services, Inc. 2000 Long-Term Incentive Compensation Plan (the "2000 Plan"); and

      4. Such other matters as may properly come before the Annual Meeting.

    Stockholders of record at the close of business on January 6, 2000 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company at 6950 Columbia Gateway Drive, Columbia, Maryland, from January 31, 2000 through February 16, 2000 during normal business hours.

    Your attention is directed to the accompanying Proxy Statement.

                      [LOGO]

                      Mark S. Demilio
                      Secretary

Columbia, Maryland
January 13, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AND YOU MAY VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

MAGELLAN HEALTH SERVICES, INC.
6950 COLUMBIA GATEWAY DRIVE
COLUMBIA, MARYLAND 21046

PROXY STATEMENT FOR THE
2000 ANNUAL MEETING OF STOCKHOLDERS

THE ANNUAL MEETING

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") from the holders of the Company's common stock, $.25 par value per share (the "Common Stock"), for use at the Annual Meeting to be held at 10:00 a.m., local time, on February 17, 2000, and any adjournment or postponement thereof. The Annual Meeting will be held at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland. This Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders on or about January 13, 2000. At the Annual Meeting, stockholders will be asked to consider and vote upon:

  1.
  A proposal to elect four directors to serve for three-year terms expiring at the 2003 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  2.
  The approval and ratification of certain issues related to TPG Magellan, LLC's investment in equity securities of the Company, including: (i) the ratification of the Company's issuance in a private placement of 59,063 shares of the Company's Series A Cumulative Convertible Preferred Stock, no par value (the "Series A Preferred Stock") and an option (the "Option") to purchase an additional 21,000 shares of Series A Preferred Stock (the "Option Shares"); (ii) the issuance of shares of Common Stock in respect of accrued and unpaid dividends on the Series A Preferred Stock, (iii) the issuance of the Option Shares upon the exercise of the Option; and (iv) the issuance of shares of Common Stock upon the conversion of the Option Shares;

  3.
  A proposal to approve the Magellan Health Services, Inc. 2000 Long-Term Incentive Compensation Plan (the "2000 Plan"); and

  4.
  Such other matters as may properly come before the Annual Meeting.

    The Board is not aware of any other matters that may properly come before the Annual Meeting. If any such other matters properly come before the Annual Meeting, it is the intention of the persons named as proxies on the form of proxy card sent with this Proxy Statement (the "Proxies") to vote in accordance with their best judgment on such matters.

    The Board has unanimously approved each of the proposals described above and recommends that stockholders vote FOR all of such proposals.

VOTING

Record Date and Quorum

    The Board has fixed the close of business on January 6, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, 31,980,124 shares of Common Stock and 59,063 shares of Series A Preferred Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter presented for a vote at the Annual Meeting. The shares of Series A Preferred Stock are entitled to an aggregate of 6,300,053 votes on each matter presented for a vote at the Annual Meeting, except for Proposal No. 2, on which the Series A Preferred Stock will not vote. The presence at the Annual Meeting, in person or by proxy, of a majority of the votes of the holders of Common Stock and Senior Preferred Stock outstanding on the record date constitutes a quorum for purposes of Proposals Nos. 1 and 3 and for any other matters that may properly come before the Annual Meeting. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("Broker Non-Votes") will be counted as present at the meeting. The casting of votes at the Annual Meeting, in person or by proxy, of a majority of the votes of the holders of Common Stock outstanding at the record date is necessary to constitute a quorum for purposes of Proposal No. 2. Abstentions will count as votes cast but Broker Non-Votes will not be counted as votes cast for purposes of determining whether a quorum exists for Proposal No. 2. A stockholder who has returned a proxy may revoke it at any time before the Annual Meeting by executing a later-dated proxy, by voting by ballot at the Annual Meeting or by filing with the inspector of election an instrument of revocation.

Voting Procedures

    Stockholders should specify their choices on the enclosed proxy card. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy card will be voted FOR each of the proposals set forth above. The Board is not aware of any other matters that may properly come before the Annual Meeting. If any such other matters properly come before the Annual Meeting, the Proxies will vote on such matters in their discretion.

Vote Required

    A plurality of the votes of the holders of all shares of Common Stock and Series A Preferred Stock that are present at the Annual Meeting and entitled to vote will be necessary to elect the director-nominees listed herein. A majority of the votes of the holders of all shares of Common Stock that are entitled to vote and cast at the meeting will be necessary (i) to ratify the Company's issuance of the Series A Preferred Stock and the Option; (ii) to authorize the issuance of the Option Shares and the issuance of additional shares of Common Stock upon the conversion of the Option Shares; and (iii) to approve the issuance of shares of Common Stock in respect of accrued and unpaid dividends on any outstanding Series A Preferred Stock. A majority of the votes of all shares of Common Stock and Series A Preferred Stock that are present at the meeting and entitled to vote will be necessary to approve and adopt the 2000 Plan. With respect to all matters submitted to the stockholders for their consideration, other than the election of directors, abstentions will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, other than the election of directors, whereas Broker Non-Votes will have no effect in determining whether the stockholders have approved any such proposal. In the election of directors, the nominees receiving the highest number of votes will be elected. Therefore, abstaining or withholding authority to vote for a director nominee will have no effect. There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

Voting By ESOP Participants

    Each participant in the Company's Employee Stock Ownership Plan (the "ESOP") is being sent a Proxy Statement and an ESOP proxy card to vote the Common Stock allocated to such participant's ESOP Account (the "Allocated Shares"). The ESOP proxy card may be used by a participant to give directions to the ESOP Trustee as to how such participant's Allocated Shares should be voted. In order to give directions to the ESOP Trustee, a participant must complete, sign and date the ESOP proxy card and return it to the ESOP Trustee in a timely manner. To be considered timely, the ESOP Trustee must receive the ESOP proxy card prior to the Annual Meeting. As of the record date, 11,144 shares of Common Stock were held by the ESOP Trustee and eligible to be voted at the Annual Meeting.

    Under the terms of the ESOP, the ESOP Trustee is required to keep participant voting instructions confidential and may not divulge such instructions to any person, including officers and employees of the Company. Neither the ESOP Trustee nor the administrative committee of the ESOP (consisting of three officers of the Company) will make recommendations to participants about whether or how to vote.

SOLICITATION OF PROXIES

    The cost of soliciting proxies will be paid by the Company. Banks, brokers and other custodians, nominees and fiduciaries are requested to forward proxy materials to the beneficial owners of Common Stock and to secure their voting instructions, if necessary. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock. Certain officers and other employees of the Company, who will receive no compensation for their services other than their regular compensation, may solicit proxies by mail, telephone or personal contact. In addition, the firm of MacKenzie Partners, Inc. has been retained by the Company to assist in the solicitation of proxies for a fee of approximately $5,000 plus expenses.

ELECTION OF DIRECTORS

    Under the Company's Restated Certificate of Incorporation, the number of directors is currently fixed at twelve. The directors are divided into three classes of four directors each, with the nominees in a single class being elected each year to serve for three-year terms. At the Annual Meeting, the Board will nominate four individuals to serve as directors for three-year terms expiring at the 2003 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The Proxies may not vote proxies for more than four nominees. Of the current directors, four will continue to serve for terms expiring in 2001 and four will continue to serve for terms expiring in 2002 (the "Continuing Directors").

    If the nominees listed below are unable to serve (which is not anticipated), the Board will designate substitute nominees, in which case the Proxies will vote all valid proxies for the election of such substitute nominees.

    The table below sets forth the name and certain other information about the persons nominated for election as directors and the Continuing Directors.

NOMINEES TO THE BOARD FOR TERMS EXPIRING IN 2003

Name, Age, and Date First Became a Director	Term Expiring	Position with the Company, Principal Occupations During Past Five Years And Other Directorships

Jonathan J. Coslet 35 December 1999	2003	Investment Professional and Senior Partner of Texas Pacific Group (since 1993). Also a director of Oxford Health Plans, Inc.
Henry T. Harbin, M.D. 52 March 1998	2003	President and Chief Executive Officer (since March 1998); Executive Vice President of the Company (1995-1998); President and Chief Executive Officer of Green Spring Health Services, Inc. (1994-1998).
Gerald L. McManis 63 February 1994	2003
		President of McManis Associates, Inc. ("MAI") and MMI Companies, Inc. (strategy development and management consulting firm for healthcare and healthcare-related companies) (since 1965). Also a director of MMI Companies, Inc.
James B. Williams 43 December 1999	2003
		Partner in CAF, Inc., which is the management affiliate of Texas Pacific Group (since 1998). President—Kaiser/Group Health; President, Kaiser Permanente International; and Senior Vice President—Operations and Strategic Development of Kaiser Permanente (health maintenance organization) (1994-1998).

CONTINUING DIRECTORS

Name, Age, and Date First Became a Director	Term Expiring	Position with the Company, Principal Occupations During Past Five Years And Other Directorships

G. Fred DiBona, Jr. 49 January 1996	2001	Director, President and Chief Executive Officer of Independence Blue Cross (a health insurance company) (since 1990). Also a director of Philadelphia Suburban Corporation, Tasty Baking Company, PECO Energy Company and Eclipsys Corporation.
Andre C. Dimitriadis 58 July 1992	2001	Chairman and Chief Executive Officer of LTC Properties (a healthcare real estate investment trust) (since 1992). Also a director of LTC Properties, Inc. and LTC Healthcare, Inc.
A.D. Frazier, Jr. 55 May 1995	2001
		President and Chief Executive Officer of Invesco Inc. (an institutional asset management company) (since 1996); Senior Executive Vice President and Chief Operating Officer for the Atlanta Committee for the Olympic Games (1991-1996). Also a director of Amvescap PLC, Apache Corporation, R. J. Reynolds Tobacco Holdings, Inc. and RockTenn Corporation.
Robert W. Miller 58 February 1998	2001	Chairman of the Board (since March 1998); Partner, King & Spalding (law firm) (1985-1997). Also a director of Paracelsus Healthcare Corporation.
David Bonderman 57 December 1999	2002
		Managing Director/Founding Partner of Texas Pacific Group (since 1992). Also a director of Bell & Howell, Inc., Beringer Wine Estates, Continental Airlines, Inc., CoStar Group, Inc., Denbury Resources, Inc., Ducati Motor Holding S.p.A., Oxford Health Plans, Inc., Paradyne Networks, Inc., Ryanair Ltd., and Washington Mutual, Inc.
Daniel S. Messina 44 December 1997	2002
		Chief Financial Officer of Aetna U.S. Healthcare (health insurance company) (since January 1998); Vice President—Business Strategy of Aetna U.S. Healthcare (1997); Deputy Chief Financial Officer, Aetna U.S. Healthcare (1996-1997); Vice President —Financial Relations and Chief of Staff to the Vice Chairman for Strategy, Finance and Administration, Aetna, Inc. (1995-1996), and Vice President and Controller, Aetna Health Plans (1991-1995).
Darla D. Moore 45 February 1996	2002	Private Investor, Rainwater, Inc. (investments) (since 1994).
Jeffrey A. Sonnenfeld 45 September 1997	2002
		Chairman and President, The Chief Executive Leadership Institute (education) (since January 1998); Professor of Organization and Management and Director of the Center for Leadership and Career Studies of the Goizueta Business School at Emory University (1989-1997). Also a director of U.S. Franchise Systems, Inc.

Agreements to Nominate or Appoint Directors

    Pursuant to certain agreements, the Company is obligated to nominate or appoint to the Board certain individuals designated by others as set forth below.

    G. Fred DiBona, Jr. was elected to the Board on January 22, 1996 pursuant to the Stockholders Agreement among the Company and certain minority stockholders of Green Spring Health Services, Inc. ("Green Spring"), the Company's then majority-owned subsidiary, including Independence Blue Cross ("IBC"). Under the Stockholders Agreement, the minority stockholders of Green Spring had the right to designate one individual to serve on the Board. On January 29, 1998, the Company acquired all of the stock of Green Spring held by the minority stockholders, including IBC, for an aggregate of 2,831,516 shares of Common Stock. See "Certain Relationships and Related Transactions."

    Daniel S. Messina was elected to the Board on December 11, 1997 pursuant to the Master Service Agreement, as amended, dated December 4, 1997, among the Company, Aetna U.S. Healthcare, Inc. ("Aetna") and Human Affairs International, Incorporated ("HAI"), which was entered into in connection with the Company's acquisition of HAI from Aetna. Under the Master Service Agreement, the initial term of which expires December 4, 2003, Aetna has the right to designate that number of nominees for election as directors of the Company equal to the number of directors that are appointed by or represent any Blue Cross or Blue Shield plan or its affiliates (the "Blues"). Aetna currently has the right to appoint one director, because there is one director (Mr. DiBona) representing the Blues. See "Certain Relationships and Related Transactions."

    Darla D. Moore was elected to the Board on February 22, 1996 pursuant to the Stock and Warrant Purchase Agreement entered into by the Company and Rainwater-Magellan Holdings, L.P. ("Rainwater Holdings"), an affiliate of Rainwater, Inc. and Richard E. Rainwater. In connection with the Stock and Warrant Purchase Agreement, Rainwater Holdings purchased 4,000,000 shares of Common Stock and a Warrant to acquire up to 2,000,000 additional shares of Common Stock. The Stock and Warrant Purchase Agreement provides that Rainwater Holdings has the right to designate a nominee acceptable to the Company for election as director of the Company for so long as Rainwater Holdings, Rainwater, Inc., Richard E. Rainwater, Darla D. Moore and their affiliates continue to own beneficially at least 600,000 shares of Common Stock. See "Certain Relationships and Related Transactions."

    David Bonderman, Jonathan J. Coslet and James B. Williams were elected to the Board effective December 15, 1999 pursuant to an Investment Agreement dated July 19, 1999 as amended through December 15, 1999 (as amended, the "Investment Agreement") entered into by the Company and TPG Magellan LLC, an affiliate of the investment firm Texas Pacific Group ("TPG"), in connection with TPG's acquisition of 59,063 shares, and an option to acquire 21,000 additional shares, of Series A Preferred Stock of the Company. The Investment Agreement is more fully described below under "The TPG Investment—Description of the Investment Agreement." The Investment Agreement provides that, as long as TPG and its affiliates beneficially own at least 50% of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued or issuable under the Investment Agreement, the Board shall cause three individuals designated by TPG (the "TPG Nominees") to be nominated as directors of the Company and the Company shall use its best efforts to cause the election of the TPG Nominees up for election at any annual meeting of stockholders. In addition, each committee of the Board is required generally to include among its members at least one TPG Nominee. See "Certain Relationships and Related Transactions."

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES STOCKHOLDERS TO VOTE "FOR" MESSRS. COSLET, HARBIN, McMANIS AND WILLIAMS. SHARES REPRESENTED AT THE ANNUAL MEETING BY PROPERLY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" EACH OF THE NOMINEES.

BOARD INFORMATION

    The Board held six meetings during the fiscal year ended September 30, 1999. Each director attended more than 75% of the meetings of the Board and committees of the Board of which he or she was a member, except Mr. Messina.

    The Board has standing Audit and Compensation Committees. The Board also has Finance and Operations Liaison Committees. There is no nominating committee of the Board.

    Audit Committee.  The Audit Committee currently consists of Messrs. Frazier (Chairman), Coslet, Dimitriadis, Miller and Sonnenfeld. During fiscal 1999, the Audit Committee consisted of Messrs. DiBona (Chairman), Dimitriadis, Frazier and McManis, and Raymond H. Kiefer, who resigned from the Board on December 15, 1999. The Audit Committee held three meetings during fiscal 1999. The Audit Committee makes recommendations to the Board regarding (i) engaging independent auditors for the Company, (ii) approving the terms of the engagement of the Company's independent auditors, (iii) reviewing the scope and results of audits of the Company's financial statements, (iv) reviewing the Company's internal accounting controls, (v) receiving reports of audits and other activities of the Company's internal audits, (vi) reviewing related-party transactions pursuant to the related-party transactions policy adopted by the Audit Committee and the Board of Directors, and (vii) receiving reports of actions and proposed actions relating to the Company's compliance program and taking any actions with respect to such reports as the Audit Committee deems appropriate.

    Compensation Committee.  The Compensation Committee consists of Messrs. McManis (Chairman), DiBona, Messina, Sonnenfeld and Williams. During fiscal 1999, the Compensation Committee consisted of Messrs. Frazier (Chairman), Dimitriadis, McManis and Sonnenfeld, and Edwin M. Banks, who resigned from the Board on September 1, 1999. The Compensation Committee held five meetings during fiscal 1999. The Compensation Committee's duties are described below under the caption "Compensation Committee Report on Executive Compensation."

    Compensation of Directors.  During fiscal 1999, each non-employee director received a monthly retainer of $2,000, and a fee of $1,000 for each Board meeting and each Board committee meeting attended. Members of the Operations Liaison Committee received a monthly retainer of $1,000, in lieu of a meeting attendance fee. Mr. Miller received an additional monthly retainer of $5,000 for serving as Chairman of the Board. Dr. Harbin received no additional compensation for serving as a director. In accordance with Aetna's policy, Mr. Messina does not accept any compensation or any option grants for serving as a director. The Company did not make any stock option grants to directors during fiscal 1999, but directors were allowed to participate in the stock option repricing described below under "Executive Compensation—Stock Option Repricing in Fiscal 1999." Each director who participated in the stock option repricing was required to forfeit 40% of his or her stock options. All non-employee directors serving at that time, other than Mr. Messina, participated in the stock option repricing, pursuant to which 150,000 options held by such directors were forfeited, and 225,000 options held by such directors with an average exercise price of $19.73 per share were repriced to have an exercise price of $8.406 per share.

THE TPG INVESTMENT

Overview

    On July 19, 1999, the Company entered into an Investment Agreement (as amended and restated as of December 14, 1999, the "Investment Agreement") with TPG. The Investment Agreement is more fully described below under "Description of the Investment Agreement." Pursuant to the Investment Agreement, on December 15, 1999 (the "Closing Date"), TPG purchased 59,063 shares of Series A Preferred Stock and an option (the "Option") to acquire an additional 21,000 shares of Series A Preferred Stock (the "Option Shares") for an aggregate purchase price of $59,063,000 in cash. The Company used approximately one-half of the net proceeds of $54.0 million from the sale of the Series A Preferred Stock and the Option to repay indebtedness outstanding under its $700 million credit agreement. The remaining net proceeds will be used for general corporate purposes, including the pursuit of strategic acquisitions. If TPG exercises the Option, it will be required to pay the Company $21,000,000 for the Option Shares. Under certain circumstances, the Company may require TPG to exercise the Option and pay the Company $21,000,000 for the Option Shares. The other terms of the Option are more fully described below under "—the Option."

    Each share of Series A Preferred Stock accumulates dividends at the rate of 6.5% per annum and is convertible into shares of Common Stock. Under certain circumstances, the Company may be required to issue shares of the Company's Series B Cumulative Convertible Preferred Stock, no par value (the "Series B Preferred Stock"), in payment of the accrued and unpaid dividends on the Series A Preferred Stock. If issued, shares of Series B Preferred Stock will accumulate dividends at the rate of 6.5% per annum, which rate is subject to increase as described below. The terms of the Series A Preferred Stock and the Series B Preferred Stock are more fully described below under "—Summary of Terms of the Senior Preferred Stock." The Series A Preferred Stock and the Series B Preferred Stock are sometimes referred to herein collectively as the "Senior Preferred Stock."

    Prior to entering into the Investment Agreement, the Company considered a number of strategic alternatives to improve the Company's liquidity, financial condition and future prospects, including, among other things, (i) the sale of certain of its businesses and assets, (ii) the "spin-off" of business units, (iii) the issuance of Common Stock in a private placement transaction or secondary public offering, (iv) the issuance of junior subordinated debentures, (v) the issuance of convertible debentures, and (vi) the sale of the Company. Based upon factors including, but not limited to, (i) general capital market conditions, (ii) capital market conditions for healthcare entities, (iii) likelihood of transaction consummation with acceptable terms, (iv) earnings per share dilution, (v) likelihood of improvement in liquidity and financial condition, and (vi) income tax consequences, the Company determined to pursue a private placement of preferred stock with a strategic financial investor. After discussions with TPG and other potential investors, the Company elected to pursue negotiations with TPG. These discussions resulted in the execution of the Investment Agreement.

    The Investment Agreement requires the Company to use its best efforts to obtain stockholder approval of (i) the issuance of Common Stock in respect of accrued and unpaid dividends on the Series A Preferred Stock, (ii) the issuance of the Option Shares upon the exercise of the Option; and (iii) the issuance of shares of Common Stock upon the conversion of the Option Shares (collectively, the "Series A Stockholder Approval"). The Investment Agreement provides that the Company will use its best efforts to obtain the Series A Stockholder Approval by April 5, 2000. The date on which the Series A Stockholder Approval is obtained is referred to herein as the "Approval Date."

    In the event that the Series A Stockholder Approval is not obtained, the Company may issue Series B Preferred Stock in payment of accrued dividends on the Series A Preferred Stock upon conversion of the Series A Preferred Stock. To the extent that any shares of Series B Preferred Stock are issued and outstanding, the Investment Agreement requires the Company to use its best efforts to obtain stockholder approval of (i) the issuance of Common Stock in respect of accrued and unpaid dividends on the Series B Preferred Stock, (ii) the issuance of Common Stock upon the conversion of the Series B Preferred Stock and (iii) the vesting of voting rights in respect of the Series B Preferred Stock (collectively, the "Series B Stockholder Approval").

    The material terms of the Investment Agreement, the Certificate of Designations of Series A Cumulative Convertible Preferred Stock ("Series A Certificate of Designations), the Certificate of Designations of Series B Cumulative Convertible Preferred Stock ("Series B Certificate of Designations") and the Registration Rights Agreement (as defined below) are summarized by the descriptions set forth below. Such summaries are qualified in their entirety by reference to all the provisions of such documents, including the definitions therein of certain terms, which are not otherwise defined in this proxy statement. Copies of such documents were filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, which was filed with the Securities and Exchange Commission ("SEC") on December 27, 1999, and which is incorporated herein by reference.

Description of the Investment Agreement

    The Investment Agreement contains, among other things, corporate governance provisions, covenants restricting the ability of the Company to take certain actions without the consent of the holders of securities issued pursuant to the Investment Agreement, and standstill provisions. These provisions are summarized below.

    Board of Directors Representation.  The Investment Agreement provides that, as long as TPG and its affiliates (collectively the "TPG Parties") beneficially own, in the aggregate, 50% or more of the shares of Common Stock issuable upon conversion of the Senior Preferred Stock (either through ownership of such shares directly or ownership of Senior Preferred Stock), the Board will consist of between seven and 12 members, and the Board shall cause three individuals designated by TPG (the "TPG Nominees") to be elected as directors of the Company. Pursuant to such provisions of the Investment Agreement, the Board elected David Bonderman, Jonathan J. Coslet and James B. Williams to serve as TPG Nominees effective as of the Closing Date. At each annual meeting of the Company's stockholders following the Closing Date, the Company is required to use its best efforts, subject to fiduciary duties of the Board, to cause the election of TPG Nominees then up for election. In addition, each committee of the Board will be required generally to include among its members at least one TPG Nominee. The rights of TPG to designate and elect TPG Nominees are not assignable to persons other than affiliates of TPG.

    The terms of the Senior Preferred Stock provide that if the Company defaults in its obligation to redeem shares of Senior Preferred Stock or to pay dividends payable on the Senior Preferred Stock when due, then, for so long as such default shall continue, the holders of the Series A Preferred Stock and, if issued and then entitled to vote, the Series B Preferred Stock, voting together as a single class, may elect two additional directors to the Board. In addition, for so long as TPG, certain purchasers who may be designated by TPG pursuant to the Investment Agreement, and their respective affiliates (collectively, the "Investor Group") beneficially own 50% or more of the outstanding shares of Senior Preferred Stock, if a default or event of default giving an acceleration right occurs under any debt instrument of the Company pursuant to which $10,000,000 or more of indebtedness is outstanding and such default or event of default is not cured within 75 days, the holders of the Senior Preferred Stock shall be entitled to elect a majority of the Board.

    Covenants of the Company.  The Investment Agreement includes limitations on the Company's ability to (i) make dividend payments and stock repurchases, (ii) incur indebtedness in excess of $100 million in any twelve-month period, (iii) make acquisitions in excess of $100 million in any twelve-month period or divestitures in excess of $100 million in any twelve-month period, (iv) issue or sell equity securities of the Company or its subsidiaries that would result in any person owning 10% or more of the voting power of the Company's capital stock, and (v) create contractual or other restrictions or limitations on the ability of the Company or any of its subsidiaries to pay dividends on or to purchase, redeem or otherwise acquire any of its equity securities, except, in the case of clause (v), as provided by or in the Investment Agreement, the Company's $700 million Credit Agreement (as in effect on the date of the Investment Agreement) or the Indenture for the Company's $625 million Senior Subordinated Notes (as in effect on the date of the Investment Agreement). These restrictive covenants are subject to certain exceptions and, in the cases of clauses (i) - (iv), will terminate at such time as the Investor Group beneficially owns less than 50% of the number of shares of Common Stock issuable upon conversion of the Senior Preferred Stock, as determined on the Closing Date.

    Standstill Provisions.  The Investment Agreement provides that for a period of two years following the Closing Date (the "Standstill Period"), the TPG Parties will not, without the prior written approval of the Board, acquire additional shares of the Company's voting stock and will not take certain other actions relating to control of the Company, including the formation of a "group" as defined in Section 13(d) of the Securities Exchange Act of 1934, and the solicitation of proxies with respect to the Company's voting stock. The standstill provisions are subject to certain exceptions, including in circumstances in which the Board has solicited the interest of a third party with respect to a possible sale of the Company. Notwithstanding the above-described standstill arrangements, the TPG Parties may, during the Standstill Period, acquire additional voting securities of the Company representing up to 10% (or 15% if the Option is not exercised prior to the date it expires) of the voting power of the Company's voting securities, provided that no such action shall be taken, if, as a result thereof, the voting securities of the Company beneficially owned by the TPG Parties, in the aggregate, would represent in excess of 34.9% of the aggregate voting power of the outstanding voting securities of the Company.

The Option

    Effective Date of Grant and Expiration Date.  Pursuant to the Investment Agreement, TPG will have the right, following the satisfaction of the conditions referred to in the following sentence, to purchase the Option Shares for an aggregate purchase price of $21.0 million. Each of the following conditions must be satisfied before TPG will have the right to purchase the Option Shares: (i) the Series A Stockholder Approval must have been obtained; (ii) the Company must have obtained any required regulatory approval with respect to the issuance and exercise of the Option; (iii) the Company's Board of Directors must have approved the Company's issuance of the Option and of the terms thereof; and (iv) the Company must have obtained the approval of the Required Lenders (as such term is defined in the Credit Agreement) of the Company's issuance of the Option and of the terms thereof and of any amendments to the Credit Agreement required to permit the issuance of the Option and the exercise thereof. As of January 13, 2000, all of the foregoing conditions had been satisfied except for the Company having obtained the Series A Stockholder Approval.

    The Option may be exercised by TPG at any time during the period beginning on the latter to occur of the date on which the Company obtains the Series A Stockholder Approval and the date on which the Company obtains the last regulatory approval required in connection with the issuance and exercise of the Option, and ending on the date that is 30 calendar months after the last of such approvals to be obtained (the "Expiration Date"). The Expiration Date may be extended if the Company is prohibited from issuing shares of Series A Preferred Stock pursuant to the Indenture (the "Indenture") relating to the Company's 9% Senior Subordinated Notes due 2008. If the Company is prohibited from issuing shares of Series A Preferred Stock as described in the preceding sentence, the Expiration Date will be extended for 90 days after the first day on which the Company is permitted to issue shares of Series A Preferred Stock pursuant to the Indenture. However, the Expiration Date may not be extended in any event beyond the date that is 54 calendar months after the date the Company obtains the Series A Stockholder Approval. TPG may exercise the Option in whole and not in part unless the Company is prohibited from issuing shares of Series A Preferred Stock pursuant to the Indenture, in which event TPG may exercise the Option to the extent permitted by the Indenture. Except as provided below, the Option is exercisable at TPG's sole discretion.

    Mandatory Exercise of the Option.  If the average closing price of the Common Stock exceeds the conversion price of the Series A Preferred Stock on each trading day in a 45-trading day period, the last day of which occurs no earlier than 180 days after the Approval Date, the Company shall have the right, at its option, to require TPG to exercise the Option and to purchase the Option Shares (a "Mandatory Exercise"). The Company cannot require a Mandatory Exercise unless (i) the Common Stock is listed for trading or quoted on a nationally recognized exchange or quotation system on each day during the previous 45 trading days, (ii) the average daily trading volume during the previous 45 trading days is at least 60% of the average daily trading volume in the Common Stock for the 180-day period ending on July 19, 1999, (iii) the shelf registration statement to be filed pursuant to the Registration Rights Agreement discussed below is effective and available for use, (iv) no Change of Control (as defined below) has occurred, (v) the Company is not in breach or default under the Investment Agreement or the Certificates of Designations, and (vi) the Company is permitted to sell all the Option Shares under the Indenture. In addition, the Company may not require a Mandatory Exercise if such exercise would (a) violate any provision of the Company's Amended and Restated Certificate of Incorporation or bylaws, (b) conflict with, or contravene, or result in a breach under certain agreements to which the Company and its subsidiaries are a party, (c) result in the creation or imposition of a lien on the assets of the Company or any subsidiary, or (d) violate any applicable law.

Registration Rights Agreement

    The Company and TPG entered into a Registration Rights Agreement dated as of July 19, 1999 and amended on December 15, 1999 (the "Registration Rights Agreement"), pursuant to which the Company has agreed to establish a shelf registration for the resale by the TPG Parties and certain of their transferees of the Senior Preferred Stock and the underlying Common Stock. In addition, the Company has granted to TPG certain "demand" and "piggyback" registration rights with respect to the Senior Preferred Stock and the underlying Common Stock. These registration rights are subject to certain customary blackout and cutback provisions, and are accompanied by customary indemnification provisions.

The Fairness Opinion

    Morgan Stanley was retained by the Company to render an opinion as to the fairness of the consideration to be received pursuant to the Investment Agreement for the Series A Preferred Stock purchase by TPG Magellan. Morgan Stanley was selected by the Company based on its qualifications, expertise, reputation and knowledge of the business and affairs of the Company. At the June 29, 1999 meeting of the Magellan Board, Morgan Stanley rendered its oral opinion that, as of June 29, 1999 and based upon and subject to various considerations, the consideration to be received pursuant to the Investment Agreement for the Series A Preferred Stock purchase is fair from a financial point of view to the Company. Subsequent to the oral delivery of Morgan Stanley's opinion, TPG Magellan and the Company agreed that, pursuant to the Amended and Restated Investment Agreement, the Company would grant TPG an option (the "Option") to purchase an additional 21,000 Shares of Series A Preferred Stock for $21,000,000. Morgan Stanley reviewed the analysis used to render its June 29, 1999 oral opinion by performing procedures to update its analysis if applicable, and by reviewing the assumptions on which such analysis were based and the factors considered in connection with its analysis. Consequently, Morgan Stanley confirmed in a written opinion dated December 29, 1999, that, as of December 29, 1999 and based upon and subject to various considerations, the consideration to be received in the aggregate pursuant to the Amended and Restated Investment Agreement for the Series A Preferred Stock purchase and the Option grant is fair from a financial point of view to the Company.

    THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION DATED DECEMBER 29, 1999, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND THE LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX I TO THIS PROXY STATEMENT. HOLDERS OF MAGELLAN COMMON STOCK ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE MAGELLAN BOARD AND ADDRESSES THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED IN THE AGGREGATE PURSUANT TO THE AMENDED AND RESTATED INVESTMENT AGREEMENT FOR THE SERIES A PREFERRED STOCK PURCHASE AND THE OPTION, FROM A FINANCIAL POINT OF VIEW TO THE COMPANY, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MAGELLAN COMMON STOCK AS TO HOW TO VOTE AT THE ANNUAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements, and other business and financial information of Magellan;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Magellan prepared by the management of Magellan;

  •
  analyzed certain financial forecasts prepared by the management of Magellan;

  •
  discussed the past and current operations and financial condition and the prospects of Magellan with senior executives of Magellan;

  •
  discussed with management and the Board of Magellan how new equity capital could help Magellan achieve its operating and financial plans and potential alternatives to raising such equity capital;

  •
  reviewed the pro forma impact of the Series A Preferred Stock purchase on Magellan's earnings per share and financial ratios;

  •
  reviewed the reported prices and trading activity for the shares of the Company's Common Stock;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable minority investment transactions by financial investors;

  •
  reviewed the Investment Agreement, including the Exhibits and Schedules thereto, the Amended and Restated Investment Agreement, including the Exhibits and Schedules thereto, the Registration Rights Agreement, dated July 19, 1999, between Magellan and TPG and certain related documents, each as amended; and

  •
  considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

    In arriving at its opinions, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial forecasts, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Magellan. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Magellan, nor had Morgan Stanley been furnished with any such appraisals. In addition, Morgan Stanley assumed, with the Company's consent, that the consummation of the Series A Preferred Stock purchase and the Option will not result in a change of control of the Company pursuant to the terms of the Credit Agreement or the Indenture. Morgan Stanley also assumed that the Series A Preferred Stock purchase will be consummated substantially in accordance with the terms of the Amended and Restated Investment Agreement.

    Morgan Stanley's opinions are necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of the date of its opinion. Additionally, Morgan Stanley's opinion does not in any manner address (a) the value of the Series A Preferred Stock and the Option issued to TPG Magellan or whether any public market for such Series A Preferred Stock or the Option will develop; (b) the prices at which the Common Stock will trade following the consummation of the Series A Preferred Stock purchase and the Option or (c) whether the Option will be exercised at any point in the future.

    The following is a brief summary of certain analyses performed by Morgan Stanley in connection with its oral opinion as of June 29, 1999 and the preparation of its written opinion letter dated December 29, 1999. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    Pro Forma Analysis of the Investment.  Morgan Stanley analyzed the pro forma impact of the TPG investment on earnings per share for Magellan for calendar years 1999 through 2003. The pro forma results were calculated as if the investment had closed at the beginning of calendar 1999 and were based on financial forecasts prepared by Magellan management. Morgan Stanley noted that the issuance of the Series A Preferred Stock, on a fully-converted basis, would be 9.3% dilutive to Magellan's earnings per share in calendar 1999 and also 9.3% dilutive to Magellan's earnings per share in calendar 2000. Morgan Stanley also noted that the issuance of the Series A Preferred Stock and the Option, assuming its exercise, together, on a fully-converted basis, would be 11.3% dilutive to Magellan's earnings per share in calendar 1999 and 11.8% dilutive to Magellan's earnings per share in calendar 2000.

    Bank Leverage Ratio Analysis.  Morgan Stanley analyzed the pro forma impact of the TPG investment on Magellan's bank leverage ratios for calendar years 1999 through 2003. Morgan Stanley noted that the investment moderately improved Magellan's EBITDA/Interest, Total Debt/EBITDA and Senior Debt/ EBITDA bank leverage ratios, and provided incremental support for the purposes of satisfying Magellan's bank covenants.

    Historical Common Stock Performance.  Morgan Stanley reviewed the closing prices and trading volumes of Magellan Common Stock over the 60 day period from April 5, 1999 to June 25, 1999 and over the 30-day period from May 17, 1999 to June 25, 1999. Over the 60-day period, Morgan Stanley noted that the $9.375 conversion price of the Series A Preferred Stock represented a 23.7% premium to the average closing price of Magellan's Common Stock over the 60-day period and a 9.5% premium to the 30-day average closing price.

    Discounted Cash Flow Analysis.  Morgan Stanley reviewed the present value per share of Magellan's respective future trading prices based on financial forecasts provided by Magellan management for the calendar years 1999 through 2004. Morgan Stanley used two methodologies to calculate the present value per share of Magellan's future trading price: (1) EBITDA multiples of 5-7x, and discount rates ranging from 12-14%; and (2) EBITDA multiples of 8-10x, and discount rates ranging from 22.5-27.5%. Using methodology (1), Morgan Stanley calculated the present value of future theoretical trading values ranging from $3.41 to $18.12 per share of Common Stock. Using methodology (2), Morgan Stanley calculated the present value of future theoretical trading values ranging from $0.00 to $14.04 per share of Common Stock.

    Analysis of Selected Precedent Significant Influence Transactions.  Morgan Stanley reviewed the terms of a number of healthcare and other significant "influence" transactions, in which a significant minority stake of a company was acquired, and compared certain statistics for the healthcare and other significant influence transactions to the relevant statistics for the TPG investment in Magellan. The table below shows the median and mean for the premiums of the conversion price of the investment into shares of common stock over certain closing price averages of the same stock and the pro forma ownership percentages attained for both groups of transactions.

	Conversion Price/Closing Price
Significant Influence Investments	60-day Average	30-day Average	Pro Forma Ownership %

Healthcare
Median of Healthcare Investments	5.2%	20.3%	19.1%
Mean of Healthcare Investments	18.8%	17.9%	20.3%
Other
Median of Other Investments	23.6%	26.2%	21.9%
Mean of Other Investments	32.0%	34.4%	22.5%
Magellan/TPG Series A	23.7%	9.5%	16.4%

Company	Investor

Healthcare
Phycor	Warburg Pincus
Hanger Orthopedic	Chase
Apria Healthcare	Relational Investors
Oxford Health Plans	TPG
Other
National Equipment	Brown Brothers Harriman
US Office Products	CDR
MGC Communications	Providence, JK&B, Wind Point
RCN	Hicks Muse
Citigroup	Trilink Resources
Patriot American	Apollo, TH Lee, Beacon, Rosen
EEX	Warburg Pincus
United Rentals	Apollo
Metris	TH Lee
United Road Services	Charterhouse
CD Radio	Apollo
Berlitz International	Apollo
Triton Energy	Hicks Muse
The Learning Co.	TH Lee, Bain, Centre
US Office Products	CDR

    No transaction utilized as a comparison in the precedent significant influence transactions analysis is identical to the Amended and Restated Investment Agreement. In evaluating the precedent significant influence transactions, Morgan Stanley made judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Magellan, such as the impact of competition on Magellan and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Magellan or the industry or in the financial markets in general. Mathematical analysis (such as determining the median or mean) is not in itself a meaningful method of using comparable transaction data.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinions, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying its opinions. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Magellan.

    In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Magellan. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the TPG investment as set forth in the Amended and Restated Investment Agreement and were provided to the Magellan Board of Directors in connection with the delivery of Morgan Stanley's opinions. The analyses do not purport to be appraisals of value or to reflect the prices at which Magellan might actually be sold. In addition, as described above, the Morgan Stanley oral opinion as of June 29, 1999 was one of the many factors taken into consideration by the Magellan Board of Directors in making its determination to approve the Investment. The Investment price pursuant to the Amended and Restated Investment Agreement was determined through arm's-length negotiations between Magellan and TPG and was approved by the Magellan Board of Directors.

    In arriving at its opinions, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of all or part of Magellan or any of its assets, nor did Morgan Stanley participate in the negotiations or structuring of the Series A Preferred Stock purchase and the Option.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of its trading, brokerage and financing activities, Morgan Stanley and its affiliates may, at any time, have a long or short position in, and buy and sell the debt or equity securities and senior loans of Magellan for its account or the account of its customers. In the past, Morgan Stanley and its affiliates have provided financial advisory services to Magellan and have received fees for the rendering of these services.

    Pursuant to an engagement letter dated April 30, 1999, Magellan paid Morgan Stanley a fairness opinion fee of $500,000. Magellan has also agreed to reimburse Morgan Stanley for its expenses incurred in connection with the services provided by Morgan Stanley. Magellan has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees, and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws arising out of or in connection with Morgan Stanley's engagement and any related transactions.

Summary of Terms of the Senior Preferred Stock

    The rights, preferences and privileges of the Senior Preferred Stock are set forth in the Series A Certificate of Designations and the Series B Certificate of Designations, each of which was filed by the Company with the Secretary of State of the State of Delaware on the Closing Date. The terms of the Series A Preferred Stock and the Series B Preferred Stock are substantially similar except for their conversion prices, dividend rates, voting rights, repurchase rights and certain restrictions, as noted specifically below.

    General.  The Company did not issue shares of Series B Preferred Stock to TPG on the Closing Date with respect to the Series A Preferred Stock. The Certificate of Designations for the Series A Preferred Stock provides that Series B Preferred Stock will be issued only if shares of Series A Preferred Stock are being converted into shares of Common Stock prior to the date that the Series A Stockholder Approval is obtained and if, upon such conversion, the Company would be prohibited pursuant to the Credit Agreement or the Indenture from paying in cash the accrued and unpaid dividends on the Series A Preferred Stock being converted. In such event, the Company will be required to deliver shares of Series B Preferred Stock in payment of the accrued and unpaid dividends on the shares of Series A Preferred Stock being converted. Pursuant to the Certificate of Designations for the Series B Preferred Stock, if the Company issues any shares of Series B Preferred Stock, the Company is required to seek the approval of the holders of the Company's Common Stock (the "Series B Stockholder Approval") of (i) the issuance of shares of Common Stock in payment of accrued and unpaid dividends on the Series B Preferred Stock; (ii) the issuance of Common Stock upon the conversion or exchange of the Series B Preferred Stock and (iii) the vesting of voting rights in respect of the Series B Preferred Stock. The Company will not be required to issue any shares of Series B Preferred Stock if the Company's stockholders approve Proposal No. 2 at the Annual Meeting.

    Designation, Number and Rank.  The Series A Certificate of Designation authorizes 87,000 shares of Series A Preferred Stock, no par value. The Series B Certificate of Designation authorizes 60,000 shares of Series B Preferred Stock, no par value. The stated value per share of each share of Senior Preferred Stock is $1,000. The Senior Preferred Stock ranks (i) senior to the Common Stock, and except as specified below, all other classes and series of the Company's capital stock issued after the Closing Date; (ii) equally with each other class or series of preferred stock which by its terms ranks equally with the Senior Preferred Stock; and (iii) junior to each other class of preferred stock which by its terms ranks senior to the Senior Preferred Stock. Currently, no class of the Company's capital stock ranks equal with or senior to the Senior Preferred Stock.

    Mandatory Redemption.  On December 15, 2009 (the "Mandatory Redemption Date"), the Company is required to redeem all outstanding shares of Senior Preferred Stock and to pay all accrued and unpaid dividends thereon.

    Dividends.  Each share of Series A Preferred Stock entitles the holder thereof to receive cumulative dividends at a rate equal to 6.5% per year. Each share of Series B Preferred Stock that is issued, if any, entitles the holder thereof to receive cumulative dividends at a rate equal to 6.5% per year. However, if the Series B Stockholder Approval is not obtained on or prior to the date that is 90 days after the date of the original issue of the Series B Preferred Stock, dividends on the Series B Preferred Stock will accumulate at a rate equal to 12.0% per year from and after such date until the date that Series B Stockholder Approval is received.

    Dividends will accumulate and be payable quarterly (each, a "Quarterly Dividend") and are payable in cash or, under certain conditions, in the form of shares of Common Stock. The Company has the option not to make quarterly dividend payments and to allow additional dividends to accumulate with respect to the amount of any dividend not paid. Any dividend payment made in full on the first dividend payment date on which such payment is due (a "Non-Arrearage Payment") and any dividend payment made at any time prior to December 15, 2001 (an "Arrearage Payment") in respect of any unpaid dividends may be made in the form of shares of Common Stock if (i) the Common Stock is listed for trading on the NYSE or other national securities exchange or quoted on a nationally recognized quotation system; (ii) such shares of Common Stock have been duly authorized and when issued in connection with such payment, will be validly issued, fully paid and non-assessable; (iii) the issuance of such shares of Common Stock in satisfaction of such payment does not: (a) violate any provision of the Company's Certificate of Incorporation or the Bylaws; (b) give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any person; (c) conflict with, breach or violate any of the terms or provisions of, or constitute a default under, or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or give rise to a right to put or to compel a tender offer for outstanding securities of the Company or any of its subsidiaries under, or require any consent, waiver or approval under, any debt instrument, joint venture agreement, regulatory approval, contract or any other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound; (d) result in the creation or imposition of any lien upon any assets or properties of the Company or any of its subsidiaries; or (e) violate any law applicable to the Company or any of its subsidiaries; (iv) (a) no default or event of default under any debt instrument evidencing indebtedness of the Company or any of its subsidiaries the outstanding principal amount of which is in excess of $10,000,000 and as a result of such default the holders thereof have accelerated or have the right to accelerate the maturity thereof, and (b) the Company has not been notified that a breach of the Investment Agreement or the terms of the Senior Preferred Stock has occurred and is continuing; (v) (a) with respect to any Non-Arrearage Payment, the Trailing Average Value (as defined below) is equal to or greater than the product of (A) 0.40, multiplied by (B) the then applicable conversion price of the relevant series of Senior Preferred Stock and (b) with respect to any Arrearage Payment, the Trailing Average Value is equal to or greater than the product of (A) 0.60, multiplied by (B) the then applicable conversion price with respect to the relevant series of Senior Preferred Stock; (vi) (a) with respect to any Non-Arrearage Payment, the average daily trading volume in the Common Stock during the period used to calculate the Trailing Average Value is at least 50% of the average daily trading volume in the Common Stock for the 180-day period ending on July 19, 1999, and (b) with respect to any Arrearage Payment, the average daily trading volume in the Common Stock during the period used to calculate the Trailing Average Value is at least 67% of the average daily trading volume in the Common Stock for the 180-day period ending on July 19, 1999; (vii) the issuance of such shares of Common Stock in satisfaction of such payment does not require the approval or affirmative vote of the holders of any class or series of the Company's equity securities; and (viii) as of the relevant dividend payment date, the shelf registration statement to be filed pursuant to the Registration Rights Agreement is available for use. The term "Trailing Average Value" means the average of the closing prices per share of Common Stock for the twenty consecutive trading days ending on the second trading day prior to the relevant Dividend Payment Date.

    The Company may not pay any dividends on, make any distribution in cash, shares of stock or other property in respect of, or effect any direct or indirect repurchase of, any security ranking junior to or on parity with the Senior Preferred Stock unless, prior to or concurrently with such payment, distribution or repurchase, all accumulated and unpaid dividends on shares of the Senior Preferred Stock shall have been paid. However, the Company is permitted to repurchase shares of Senior Preferred Stock in accordance with the applicable terms and satisfy any acquisition, repurchase, exchange, conversion, redemption or other retirement obligations on any junior security in accordance with obligations in existence on the Closing Date.

    Liquidation Preference.  Upon any liquidation, dissolution or winding up of the Company, a holder of an outstanding share of Senior Preferred Stock is entitled to receive an amount equal to the greater of (A) the sum of (i) $1,000 (the "Stated Value") and (ii) an amount equal to all accumulated and unpaid dividends, whether or not declared, on such share (the "Liquidation Preference") and (B) the amount that would be payable to such holder if the holder had converted such share of Senior Preferred Stock into shares of Common Stock prior to such liquidation, dissolution or winding up, and shall, after the holders of Common Stock have received an amount per share of Common Stock equal to the amount paid per share of Senior Preferred Stock, be entitled to participate on a pro rata basis with the holders of Common Stock.

    Voting.  Each share of Series A Preferred Stock entitles the holder to vote on all matters voted on by the holders of the Common Stock, and, with respect to such matters, the shares of Series A Preferred Stock will vote together with the shares of Common Stock (and any then-outstanding shares of Series B Preferred Stock entitled to vote) as a single class. Prior to the date on which the Company obtains the Series B Stockholder Approval, the Series B Preferred Stock is not entitled to vote. After the Series B Stockholder Approval is obtained, each share of Series B Preferred Stock will entitle the holder to vote on all matters voted on by the holders of the Common Stock, and, with respect to such matters, the shares of then-outstanding Series B Preferred Stock will vote together with the shares of Common Stock and the Series A Preferred Stock as a single class. With respect to any such vote, each share of Senior Preferred Stock entitles its holder to a number of votes equal to the number of shares of Common Stock into which such share of Senior Preferred Stock is convertible at the time of the record date with respect to such vote; provided, however, that prior to the date the Series A Stockholder Approval is obtained, the holders of the Series A Preferred Stock shall not be entitled to cast votes representing more than 19.9% of the shares of Common Stock outstanding on the Closing Date.

    In addition, the terms of the Senior Preferred Stock provide that if the Company defaults in its obligation to redeem shares of Senior Preferred Stock or to pay dividends payable on the Senior Preferred Stock when due, then, for so long as such default shall continue, the size of the Board will be increased by two directors and the holders of the Series A Preferred Stock and, if then entitled to vote, the Series B Preferred Stock, voting together as a single class, may elect two additional directors to the Board. In addition, for so long as the Investor Group beneficially owns a majority of the outstanding shares of Senior Preferred Stock, if a default giving an acceleration right occurs under any debt instrument of the Company pursuant to which $10,000,000 or more of indebtedness is outstanding, and such default or event of default is not cured within 75 days, the holders of the Senior Preferred Stock shall be entitled to elect a majority of the Board.

    In addition, without the consent or affirmative vote of the holders of at least 67% of the outstanding shares of the affected series of Senior Preferred Stock, voting separately as a class, the Company may not: (i) authorize, create or issue, or increase the authorized amount of any equity securities senior to the Senior Preferred Stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder at any time on or prior to December 15, 2009 (which is the date on which the Senior Preferred Stock is subject to mandatory redemption by the Company), whether or not redemption may occur only upon the occurrence of a specified event; (ii) amend, alter or repeal any provision of the Company's Restated Certificate of Incorporation or by-laws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Senior Preferred Stock so as to affect it materially and adversely; or (iii) authorize or take any other action if such action alters or changes any of the rights of the Senior Preferred Stock in any respect or otherwise would be inconsistent with the provisions of the applicable Certificate of Designations and the holders of any class or series of the Company's capital stock are entitled to vote on that action.

    Optional Conversion.  Each share of Series A Preferred Stock and, after the receipt of the Series B Stockholder Approval, each share of Series B Preferred Stock, including all unpaid dividends accumulated thereon, is convertible at the option of the holder into such number of shares of Common Stock as is determined by dividing (a) the sum of the Stated Value plus all unpaid dividends accumulated on such share of Senior Preferred Stock (whether or not declared) by (b) the conversion price in effect on the conversion date. The conversion price for the Series A Preferred Stock is $9.375. The initial conversion price for the Series B Preferred Stock is $9.375; however, if the Company obtains the Series B Stockholder Approval on or prior to the date that is 90 days after the date of the original issuance of the Series B Preferred Stock, the conversion price for the Series B Preferred Stock will be increased to $9.625 and, if the Company does not obtain the Series B Stockholder Approval on or prior to such date, the conversion price for the Series B Preferred Stock will be decreased to $9.125. The conversion price is subject to customary adjustments to protect against dilution. Lawful provision will be made for the holders of the Senior Preferred Stock in the event of a merger, consolidation, recapitalization or other transaction that results in the conversion of the Common Stock to receive other securities, property or cash. The right to convert Senior Preferred Stock terminates after the date that notice is given of a mandatory redemption of Senior Preferred Stock.

    Prior to the date on which the Company obtains the Series B Stockholder Approval, the Series B Preferred Stock (if issued) will be convertible at the option of the holder into shares of Series C Junior Participating Preferred Stock, no par value, of the Company (the "Junior Preferred Stock"). If issued, the Junior Preferred Stock will rank junior to all other series of preferred stock and senior to the Common Stock and shall be entitled to receive, when, as and if declared by the Board, dividends and distributions in the same amount and of the same kind as any dividends declared on the Common Stock. If dividends or distributions payable on the Junior Preferred Stock are in arrears, the Company shall be prohibited from declaring or paying any dividends on any shares of stock ranking junior to the Junior Preferred Stock. The Company will also be prohibited from redeeming or repurchasing shares of Common Stock unless it makes an offer to the holders of the Junior Preferred Stock to repurchase or redeem an equivalent number of shares of Junior Preferred Stock at a price per share and on terms no less favorable to the holders of the Junior Preferred Stock than the terms of the proposed Common Stock transaction. The Junior Preferred Stock will have no voting rights and is not redeemable by the Company. If the Company enters into any consolidation, merger or other business combination agreement in which shares of Common Stock are converted into or exchanged for other stock or securities, cash or any other property, each share of Junior Preferred Stock will at the same time be converted or exchanged in the same manner as the Common Stock.

    Mandatory Conversion.  If the average closing price of the Common Stock is more than 200% of the relevant conversion price for (i) a 180-day period ending no earlier than the first anniversary of the Closing Date and no later than the second anniversary of the Closing Date and (ii) for the two-week period ending on the last day of such 180-day period, subject to certain conditions, the Company may require holders of shares of either series of Senior Preferred Stock to convert such shares into shares of Common Stock. Subject to certain conditions, the Company may also require the holders of shares of either series of Senior Preferred Stock to convert such shares into shares of Common Stock if the average closing price of the Common Stock is more than 200% of the relevant conversion price for (i) a 45-day period ending no earlier than the second anniversary of the Closing Date and (ii) for the two-week period ending on the last day of such 45-day period. The Company is not permitted to exchange Senior Preferred Stock for Common Stock unless the Series A Stockholder Approval (and, in the case of the Series B Preferred Stock, the Series B Stockholder Approval) has been obtained.

    Change of Control.  Upon a "change of control," the holders of the Senior Preferred Stock may require the Company to redeem any or all of their shares of Senior Preferred Stock at a redemption price equal to 101% of the stated value of the Senior Preferred Stock plus all unpaid dividends accumulated thereon. As used in the Certificates of Designations, a "Change of Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 under the Exchange Act as in effect on February 12, 1998) shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding equity securities of the Company, other than any person or group that owned at least 5% of such equity securities on December 15, 1999; (b) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to the Company shall occur under and as defined in any indenture or agreement in respect of indebtedness for borrowed money in excess of the aggregate principal amount of $10 million to which any Borrower (as such term is defined in the Company's Credit Agreement as in effect on July 19, 1999) or any Guarantor (as such term is defined in the Credit Agreement as in effect on July 19, 1999) is a party, subject to certain exceptions; or (d) a "Change in Control" or "Change of Control" (or similar event) shall have occurred under the Credit Agreement or the Company's Senior Subordinated Notes, unless, in the case of a "Change of Control" under the Indenture, the aggregate principal amount outstanding under the Senior Subordinated Notes is less than $10 million. Notwithstanding the foregoing, no event described above shall constitute a "Change of Control" if such event resulted directly from any action taken by TPG or any of its Affiliates.

    Repurchases.  The Company may be required to repurchase shares of Series B Preferred Stock (a "Company Repurchase") or to make certain payments with respect to shares of Series B Preferred Stock sold by any member of the Investor Group (a "Make-Whole Payment"). The Company will be required to make Company Repurchases and Make-Whole Payments only if sales of Series A Preferred Stock or Common Stock occur after April 5, 2002 and the Company has not obtained the Series A Stockholder Approval by such date. Furthermore, the Company will be required to make Company Repurchases and Make-Whole Payments only if the selling members of the Investor Group (the "Selling Investors") afford the Company a reasonable opportunity to sell shares of Common Stock along with the Selling Investors. If the Selling Investors so elect, the Company will be obligated to repurchase from the Selling Investors, for cash, a number of shares of Series B Preferred Stock equal to the product of (A) the aggregate number of shares of Series B Preferred Stock owned by the Selling Investors prior to such sale and (B) a fraction, the numerator of which is the aggregate number of shares of Common Stock sold on an as-converted basis and the denominator of which is the aggregate number of shares of Common Stock beneficially owned by the Investor Group on an as-converted basis prior to such sale. The number of shares the Company will be required to repurchase will be reduced by the number of shares with respect to which the Company elects to make a Make-Whole Payment. The Company will be required to pay for each share of Series B Preferred Stock purchased in a Company Repurchase an amount equal to the price per share of Common Stock received by the Selling Investors in the applicable sale, on an as-converted basis (the "Investor Sale Price"). If the Company elects to make a Make-Whole Payment with respect to shares of Series B Preferred Stock, it will be required to pay to the Selling Investors an amount equal to the difference between the Investor Sale Price and the amount received by the Selling Investors for the shares of Series B Preferred Stock sold by the Selling Investors in the applicable sale. If a Make-Whole Payment would result in an event of default under the Company's Credit Agreement or the Indenture, the Company will not be obligated to make the Make-Whole Payment (unless, subject to certain limitations, the Company is able to effect an equity sale to fund the Make-Whole Payment) until such time as the Make-Whole Payment would not result in such an event of default. If the Company defaults in its obligations to make a Make-Whole Payment or if a Make-Whole Payment is delayed, the Company will incur a late-payment charge with respect to the Make-Whole Payment at a rate per annum equal to the dividend rate then applicable to the Series B Preferred Stock.

    Exchange Rights.  After the Option has been exercised or has expired the Company may exchange either or both series of Senior Preferred Stock at any time, to the extent permitted by applicable law, in whole but not in part, for unsecured junior subordinated convertible debentures. A debenture in the principal amount of $1,000 would be issued in exchange for each share of the series of Senior Preferred Stock to be exchanged. The debentures will have the same economic terms as the terms of the Senior Preferred Stock to be exchanged, including interest rates that are the same as the dividend rates on such Senior Preferred Stock. Unless the Company receives the prior written consent of the holders of all outstanding shares of the series of the Senior Preferred Stock to be exchanged, the Company may not exchange any shares of such series of Senior Preferred Stock if (i) full cumulative dividends payable through the date of exchange have not been paid, accrued or set aside for payment on all outstanding shares of that series; (ii) the Company has failed to amend its Restated Certificate of Incorporation pursuant to Delaware law to give holders of the unsecured junior subordinated convertible debentures the same power to vote that they had as holders of Senior Preferred Stock; or (iii) the exchange could result in any adverse tax consequence to any holder of the Senior Preferred Stock.

    Other Approval Rights.  Until the Series B Stockholder Approval is obtained, the Series B Preferred Stock prohibits the Company from making any direct or indirect redemption or repurchases of Common Stock unless it has first offered to repurchase shares of Series B Preferred Stock and Junior Preferred Stock. Also, until the Series B Stockholder Approval is obtained, the Company is prohibited from utilizing certain amounts otherwise available to it under its credit agreement for any purpose except to effect repurchases or make payments with respect to the Senior Preferred Stock.

    Preemptive Rights.  The Senior Preferred Stock is not entitled to any preemptive rights with respect to the Company's capital stock.

APPROVAL AND RATIFICATION OF CERTAIN ISSUES RELATED TO TPG'S INVESTMENT IN
EQUITY SECURITIES OF THE COMPANY
("PROPOSAL NO. 2")

Description of Proposal No. 2

    The Board of Directors is requesting that the stockholders approve and ratify (i) the Company's issuance to TPG of 59,063 shares of Series A Preferred Stock and the Option to purchase an additional 21,000 shares of Series A Preferred Stock (the "Option Shares"); (ii) the issuance of shares of Common Stock in respect of accrued and unpaid dividends on the Series A Preferred Stock; (iii) the issuance of the Option Shares upon the exercise of the Option; and (iv) the issuance of shares of Common Stock upon the conversion of the Option Shares.

Rationale for Proposal No. 2

    Pursuant to the Investment Agreement, the Company issued to TPG 59,063 shares of Series A Preferred Stock and the Option to acquire the Option Shares (21,000 shares of Series A Preferred Stock) for an aggregate purchase price of $59,063,000. The 59,063 shares of Series A Preferred Stock and the Option were issued in a private placement (the "TPG Private Placement") which was consummated on December 15, 1999. See "The TPG Investment—Overview". The 59,063 shares of Series A Preferred Stock issued on the Closing Date may be converted into 6,300,053 shares of Common Stock, which would represent approximately 16.5% of the outstanding Common Stock following such conversion. If TPG exercises the Option to acquire the Option Shares, it will be required to pay the Company an additional aggregate purchase price of $21.0 million. Under certain circumstances, the Company has the right to require TPG to exercise the Option and pay for the Option Shares. The Option Shares, if issued, could be converted into 2,240,000 shares of Common Stock, which, together with the shares of Common Stock issuable upon conversion of the other shares of Series A Preferred Stock, would represent approximately 21.1% of the shares of Common Stock outstanding following such conversion. As discussed above, the Board of Directors concluded, prior to the issuance of the Series A Preferred Stock, that the consideration paid or to be received by the Company for the Series A Preferred Stock and the Option was fair, from a financial point of view, to the Company. See "The TPG Investment—The Fairness Opinion." The Board of Directors has determined to seek stockholder ratification of the TPG Private Placement in order to preclude, or enhance its defense against, a subsequent stockholder challenge to the TPG Private Placement. The failure of the stockholders to approve Proposal No. 2 will not result in a rescission of the TPG Private Placement.

    The Common Stock is currently traded on the New York Stock Exchange (the "NYSE"). The rules of the NYSE require that the Company obtain stockholder approval if Common Stock or securities convertible into or exercisable for Common Stock are to be issued in any transaction or series of related transactions other than a public offering for cash (i) if the Common Stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or securities convertible into or exercisable for Common Stock or (ii) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock. When combined with the 59,063 shares of Series A Preferred Stock already outstanding, the issuance of Common Stock in respect of accrued and unpaid dividends on the Series A Preferred Stock, the issuance of the Option Shares, and the issuance of shares of Common Stock upon the conversion of the Option Shares would cause (a) the voting power of all such securities to exceed 20% of the voting power outstanding before the TPG Private Placement and (b) the number of shares of Common Stock issuable in connection with the TPG Investment to exceed 20% of the number of shares of Common Stock outstanding before the TPG Private Placement. Therefore, the Board is seeking the stockholders' approval of the issuance of Common Stock in respect of accrued and unpaid dividends on the Series A Preferred Stock, the issuance of the Option Shares, and the issuance of shares of Common Stock upon the conversion of the Option Shares.

Effect of the Adoption of Proposal No. 2

    Stockholder approval of Proposal No. 2 will result in ratification of the TPG Private Placement, which, pursuant to Delaware law, will either preclude a subsequent stockholder challenge to the TPG Private Placement, or will enhance the ability of the Board of Directors to defend successfully such a claim, depending on the effect a particular court gives to the ratification. Under Delaware law, a stockholder could bring an action against the Board of Directors challenging the Directors' approval of the TPG Private Placement as a breach of their fiduciary duties to the stockholders. The Board of Directors does not believe there is any basis for such a claim and is unaware of any pending or threatened challenge to the TPG Private Placement. However, if the stockholders approve Proposal No. 2, the stockholders of the Company, or any one or more of them, will either lose the right to challenge the TPG Private Placement or will have greater difficulty in successfully bringing such a claim. The failure of the stockholders to approve Proposal No. 2 will not result in a rescission of the TPG Private Placement.

    If the stockholders fail to adopt Proposal No. 2, the Company will suffer certain adverse consequences, as follows:

  •
  The Company will not be permitted to issue the Option, which provides that under certain circumstances, the Company may require TPG to exercise the Option and pay the Company for the Option Shares. If the Company is not permitted to issue the Option, the Company would not potentially receive an additional $21.0 million in cash proceeds upon exercise of the Option (whether such exercise is voluntary by TPG or required by the Company).
  •
  The Company will not have the option of paying accrued and unpaid dividends on the Series A Preferred Stock in Common Stock, and will be required to pay cash dividends with respect to the Series A Preferred Stock.
  •
  Under certain circumstances, if the Company cannot pay cash dividends with respect to the Series A Preferred Stock under its Credit Agreement or Indenture, the Company may be required to issue shares of its Series B Preferred Stock in respect of such dividends on the Series A Preferred Stock. As described above, the dividend rate on the Series B Preferred Stock may be increased to 12.00% per annum and the Company may be required to repurchase or make certain cash payments with respect to shares of Series B Preferred Stock.
  •
  The Company will not have the right to require the conversion of shares of Senior Preferred Stock into shares of Common Stock.
  •
  The Company will be required to pay TPG an option carry fee of $500,000.
  •
  The Company will not be able to use a portion of its "basket" for dividends or stock repurchases under its Credit Agreement other than to make certain payments in respect of the Senior Preferred Stock.

    The shares of Series A Preferred Stock issued in the TPG Private Placement, the Option Shares, the shares of Series B Preferred Stock that the Company has agreed to issue and the shares of Common Stock issuable in respect of accrued and unpaid dividends on the Senior Preferred Stock and upon conversion of the Senior Preferred Stock are already authorized by the Company's Restated Certificate of Incorporation. The Board is requesting stockholder approval of Proposal No. 2 in order to comply with the NYSE rule described above that requires stockholder approval of certain issuances of stock. See "—Rationale for Proposal No. 2." The Board is not requesting that the stockholders authorize additional shares of the Company's capital stock.

    The issuance of shares of Common stock in payment of dividends on the Series A Preferred Stock and upon the conversion of the Senior Preferred Stock would be dilutive to the interests of the holders of the currently outstanding shares of Common Stock. If the stockholders approve Proposal No. 2, the Option Shares, if issued, may be converted into an aggregate of 2,240,000 shares of Common Stock. See "The TPG Investment—Summary of Terms of the Senior Preferred Stock—Optional Conversion." In addition, a maximum of approximately 7,733,520 shares of Common Stock could be issued in respect of accrued and unpaid dividends on the Series A Preferred Stock (including shares of Series A Preferred Stock issuable upon exercise of the Option).

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH STOCKHOLDER VOTE IN FAVOR OF PROPOSAL NO. 2. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK THAT ARE PRESENT AND ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE NECESSARY TO ADOPT PROPOSAL NO. 2.

PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth certain information as of December 15, 1999 (except as otherwise noted) with respect to any person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class

TPG Advisors II (1) 201 Main Street Suite 2420 Fort Worth, TX 76102	6,300,053	16.5%
Richard E. Rainwater (2)(7) 777 Main Street Suite 2700 Ft. Worth, TX 76102	4,427,931	13.0%
Wanger Asset Management, L.P. (3)(7) 227 West Monroe Street Suite 3000 Chicago, IL 60606	2,915,400	9.1%
Legg Mason, Inc. (4)(7) 100 Light Street Baltimore, MD 21202	2,865,250	9.0%
First Pacific Advisors, Inc. (5)(7) 11400 West Olympic Blvd. Suite 1200 Los Angeles, CA 90064	2,300,000	7.2%
Barrow, Hanley, Mewhinney & Strauss, Inc. (6)(7) 3232 McKinney Avenue Dallas, TX 75204	1,778,100	5.6%

(1)
Includes 6,300,053 shares that TPG has the right to acquire upon conversion of 59,063 shares of Series A Preferred Stock. See "The TPG Investment." Excludes 2,240,000 shares that TPG would, subject to stockholder approval, have the right to acquire upon exercise of the Option and subsequent conversion of 21,000 shares of Series A Preferred Stock.
(2)
Includes (i) 2,417,554 shares owned directly; (ii) 27,657 shares owned directly by Rainwater-Magellan Holdings, L.P. ("Rainwater Holdings"); (iii) 1,942,996 shares that Rainwater Holdings has the right to acquire pursuant to a Warrant (the "Rainwater Holdings Warrant") dated as of December 15, 1996; and (iv) 39,724 shares owned by Rainwater, Inc., of which Mr. Rainwater is the sole shareholder. Does not include 11,250 shares that Darla D. Moore, a director of the Company, and the spouse of Mr. Rainwater, has the right to acquire upon the exercise of options. Under the rules of the United States Securities and Exchange Commission (the "SEC"), Rainwater, Inc., the sole general partner of Rainwater Holdings, is also deemed to be beneficial owner of the shares beneficially owned by Rainwater Holdings. The Rainwater Holdings Warrant expires on January 25, 2000. Information concerning beneficial ownership of securities by Mr. Rainwater, Rainwater Holdings and Rainwater, Inc. is based on Amendment No. 2 to Schedule 13D filed by Rainwater Holdings dated April 17, 1998.
(3)
Wanger Asset Management, L.P. is an institutional investment manager. As of September 30, 1999, it had shared investment power and sole voting power as to 2,915,400 shares. Information concerning beneficial ownership of securities by Wanger Asset Management, L.P. is based on its Form 13F dated October 15, 1999.
(4)
Legg Mason, Inc. is an institutional investment manager. As of September 30, 1999, Legg Mason, Inc. and other affiliated institutional investment managers had shared investment power as to 2,865,250 shares, sole voting power as to 2,745,700 shares, and shared voting power as to 119,550 shares. Information concerning beneficial ownership of securities by Legg Mason, Inc. (and affiliated investment managers) is based on its Form 13F dated November 10, 1999.
(5)
First Pacific Advisors, Inc. is an institutional investment manager. As of September 30, 1999, it had sole investment power as to 1,800,000 shares, shared investment power as to 500,000 shares, sole voting power as to 500,000 shares, and no voting power as to 1,800,000 shares. Information concerning beneficial ownership of securities by First Pacific Advisors, Inc. is based on its Form 13F dated November 12, 1999.
(6)
Barrow, Hanley, Mewhinney & Strauss, Inc. is an institutional investment manager. As of September 30, 1999, it had sole investment power as to 1,778,100 shares, sole voting power as to 1,178,400 shares, and no voting power as to 599,700 shares. Information concerning beneficial ownership of securities by Barrow, Hanley, Mewhinney & Strauss, Inc. is based on its Form 13F dated November 10, 1999.
(7)
Percent of class calculation excludes the 6,300,053 shares of Common Stock that TPG has the right to acquire upon conversion of 59,063 shares of Series A Preferred Stock.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company to the Company's Chief Executive Officer, the Company's four next most highly compensated executive officers serving at the end of fiscal 1999, and one additional executive officer who was not serving as such at the end of fiscal 1999 (collectively, the "Named Executive Officers"), for the three fiscal years ended September 30, 1999:

Summary Compensation Table

	Annual compensation				Long-term compensation
Name and Principal Positions	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options/SARS(#)(2)	All Other Compensation(3)

Henry T. Harbin M.D.(4) President and Chief Executive Officer	1999 1998 1997	$761,551 596,455 338,069	$350,000 463,184 161,707	— — —	150,000 275,000 125,000	$12,554 125,726 10,750
Craig L. McKnight (5) Former Executive Vice President and Chief Financial Officer	1999 1998 1997	223,562 383,250 378,688	— 185,000 150,000	$73,377 — 59,743	— — 65,000	777,100 49,506 45,158
John J. Wider, Jr.(6) President and Chief Operating Officer of Magellan Behavioral Health, Inc.	1999 1998 1997	402,597 300,456 55,385	179,023 31,744 30,000	— — —	50,000 85,000 25,000	11,400 5,000 —
Clarissa C. Marques, Ph.D. Executive Vice President and Chief Clinical and Quality Management Officer	1999 1998 1997	301,297 237,770 179,577	152,616 103,601 65,918	— — —	85,000 70,000 —	11,400 8,200 10,750
Clifford W. Donnelly (7) Executive Vice President and Chief Financial Officer	1999	171,042	—	—	125,000	2,245
Mark S. Demilio (8) Executive Vice President, General Counsel and Secretary	1999	57,500	—	—	40,000	—

(1)
Other Annual Compensation for fiscal 1999 includes payment of accrued vacation of $65,157 for Mr. McKnight upon his termination. Other Annual Compensation for fiscal 1997 includes country club initiation fees and dues of $42,004 for Mr. McKnight.

(2)
Represents the number of stock options granted under the Company's employee stock option plans.

(3)
All other compensation for fiscal 1999 includes: (a) contributions to the Company's 401(k) Plans of $12,554, $10,600, $11,400, $11,400 and $2,245 for Dr. Harbin, Mr. McKnight, Mr. Wider, Dr. Marques and Mr. Donnelly, respectively; and (b) severance paid to Mr. McKnight of $766,500. No amounts were deposited in trust pursuant to the Company's Executive Benefit Plan ("EBP") in fiscal 1999. All other compensation for fiscal 1998 includes: (a) contributions to the Company's 401(k) Plan of $5,250 for Mr. McKnight, and contributions to the Green Spring Health Services, Inc. 401(k) Plan of $8,200, $5,000 and $8,200 for Dr. Harbin, Mr. Wider and Dr. Marques, respectively, (b) amounts deposited in trust under the EBP of $116,129 and $42,158 for Dr. Harbin and Mr. McKnight, respectively, and (c) premiums paid for life and disability insurance of $1,397 and $2,098 for Dr. Harbin and Mr. McKnight, respectively. All Other Compensation for fiscal 1997 includes: (a) contributions to the Company's 401(k) Plan of $3,000 for Mr. McKnight, contributions to the Green Spring Health Services, Inc. 401(k) plan of $10,750 for each of Dr. Harbin and Dr. Marques, and (b) $42,158 deposited in trust under the EBP for Mr. McKnight.

(4)
Dr. Harbin became President and Chief Executive Officer of the Company effective March 18, 1998.

(5)
Mr. McKnight's employment was terminated on April 30, 1999.

(6)
Mr. Wider became an employee of the Company on June 23, 1997.

(7)
Mr. Donnelly became an employee of the Company on March 31, 1999.

(8)
Mr. Demilio became an employee of the Company on July 1, 1999.

Option Grants in Fiscal 1999

    The following table sets forth certain information with respect to grants of options to the Named Executive Officers who were granted options during fiscal 1999 and the potential realizable value of such options on September 30, 1999:

	Individual Grants
Name	Number of Securities Underlying Options Granted #		Percentage of Total Options Granted to Employees in Fiscal 1999	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%

Henry T. Harbin, M.D.	100,000	(1)	6.0%	$4.1875	12/31/08	$255,229	$642,695
	50,000	(2)	3.0%	4.1875	11/30/05	79,391	183,183
John J. Wider, Jr.	44,000	(1)	2.6%	4.1875	12/31/08	112,301	282,786
	6,000	(2)	0.4%	4.1875	11/30/05	9,527	21,982
Clarissa C. Marques, Ph.D.	35,000	(1)	2.1%	8.00	02/28/07	142,306	345,213
	45,000	(1)	2.7%	4.1875	12/31/08	114,853	289,213
	5,000	(2)	0.3%	4.1875	11/30/05	7,939	18,318
Clifford W. Donnelly	75,000	(1)	4.5%	4.4062	12/31/08	201,419	507,196
	50,000	(1)	3.0%	7.875	02/28/07	181,073	431,105
Mark S. Demilio	40,000	(1)	2.4%	9.625	07/01/09	242,124	613,591

(1)
Options become exercisable over three years at the rate of 33 1/3% of the total number of options per year.

(2)
Fifty percent of such options became exercisable on October 1, 1999, and the remaining 50% become exercisable on October 1, 2000.

Aggregated Option Exercises in Fiscal 1999
And Option Values at September 30, 1999

    The following table sets forth certain information with respect to options exercised by the Named Executive Officers during fiscal 1999, and the number and value of options held on September 30, 1999:

			Number of Unexercised Options at September 30, 1999		Value of Unexercised In-the-Money Options at September 30, 1999($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Henry T. Harbin M.D.	—	—	165,000	285,000	$—	$468,750
Craig L. McKnight	34,800	$50,433	94,700	—	—	—
John J. Wider, Jr.	—	—	31,502	130,498	—	156,250
Clarissa C. Marques, Ph.D.	—	—	30,334	117,666	—	156,250
Clifford W. Donnelly	—	—	—	125,000	—	217,973
Mark S. Demilio	—	—	—	40,000	—	—

(1)
Value realized is the difference between the option exercise price and the closing market price of the common stock on the date of exercise, multiplied by the number of shares to which the option relates.

(2)
The closing price for the Common Stock as reported on September 30, 1999 was $7.3125.

Stock Option Repricing in Fiscal 1999

    On November 17, 1998, the Company's Board of Directors approved the repricing of stock options outstanding under the Company's existing stock option plans (the "Stock Option Repricing"). Each holder of 10,000 or more stock options who was eligible to participate in the Stock Option Repricing was required to forfeit a percentage of outstanding stock options as follows:

• Directors, including the Chief Executive Officer	40%
• Named Executive Officers	30%
• Other holders of 50,000 or more stock options	25%
• Other holders of 10,000-49,999 stock options	15%

    The Stock Option Repricing was consummated on December 8, 1998 based on the fair value of Common Stock on such date. Approximately 2.0 million outstanding stock options were repriced to $8.406 and approximately 0.7 million outstanding stock options were forfeited as a result of the Stock Option Repricing. Each participant in the Stock Option Repricing was precluded from exercising repriced stock options until June 8, 1999.

    The following table sets forth certain information with respect to all options held by the Named Executive Officers which were repriced during fiscal 1999:

Ten-Year Option Repricings

Name	Securities Underlying Number of Options Repriced	Exercise Price at Time of Repricing	Securities Underlying Options After Repricing	New Exercise Price	Expiration Date Before and After Repricing

Henry T. Harbin	100,000	$18.875	60,000	$8.406	11/30/05
	25,000	20.875	15,000	8.406	12/17/06
	100,000	30.4375	60,000	8.406	02/28/07
	75,000	22.6875	45,000	8.406	02/28/07
	200,000	22.4375	120,000	8.406	12/31/08
Craig L. McKnight	100,000	18.312	70,000	8.406	03/01/05
	15,000	20.875	10,500	8.406	12/17/06
	50,000	23.4375	35,000	8.406	11/30/05
	25,000	18.25	17,500	8.406	11/30/05
John J. Wider, Jr.	25,000	28.1875	17,500	8.406	02/28/07
	5,000	30.1250	3,500	8.406	02/28/07
	40,000	22.4375	28,000	8.406	12/31/08
	40,000	26.7187	28,000	8.406	12/31/08
Clarissa C. Marques	20,000	18.875	14,000	8.406	11/30/05
	10,000	30.125	7,000	8.406	02/28/07
	30,000	26.7187	21,000	8.406	12/31/08
	30,000	22.4375	21,000	8.406	12/31/08
Clifford W. Donnelly	—	—	—	—	—
Mark S. Demilio	—	—	—	—	—

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing policies with respect to compensation paid by the Company to its executive officers. The Compensation Committee approves the design of all compensation plans applicable to executive officers including: (i) reviewing and recommending the terms of employment and similar agreements between the Company and any executive officer; (ii) reviewing and approving the terms of annual incentive or bonus plans in which any executive officer of the Company participates, including, but not limited to, performance goals, thresholds for bonuses, maximum bonuses and operating and other income targets under such incentive or bonus plans; (iii) approving base salaries of executive officers; (iv) approving incentive award payouts to executive officers; (v) reviewing and making recommendations concerning approval and adoption of and amendments to stock-based compensation plans, including stock option, restricted stock, phantom stock, stock appreciation right and stock purchase plans; (vi) approving the terms of all other compensation plans applicable to any executive; (vii) granting options and making awards under stock-based compensation plans, except to the extent the authority to make such awards has been delegated by the Compensation Committee to the Chief Executive Officer of the Company or Stock Option Subcommittee of the Board, or such awards as are required by law to be made by the Board of Directors; and (viii) monitoring the ongoing operations of all compensation plans in which an executive officer participates. The Compensation Committee consists of directors who are not employees of the Company and who are not eligible to participate in any of the plans that the Compensation Committee administers. A subcommittee of the Compensation Committee, which is comprised solely of "outside directors" as such term is defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), administers the Company's stock option plans and other compensation arrangements that constitute "qualified performance-based compensation," as defined by Section 162(m) of the Code.

    Policies.  In 1996, the Compensation Committee retained an independent compensation consultant to advise it with respect to executive officer compensation, including base salaries, annual incentive plans, benefits and stock-based and long-term incentive compensation.

    Based in substantial part on the findings and recommendations of this independent compensation consultant, the Compensation Committee adopted the following policies with respect to executive officer compensation.

      1.  Base Salary. Executive officer base salaries should be at approximately the 75th percentile of the peer group developed by the compensation consultant, subject to increase to a higher percentile for individual executive officers based on performance.

      2.  Performance-Based Compensation. A significant portion of executive officer compensation should be performance-based.

    Based on the importance of performance-based compensation in the form of stock options and the significant decline in the market price of the Company's Common Stock during calendar 1998, the Compensation Committee approved a stock option repricing program in November 1998. This program was deemed to be in the best interest of the Company and its stockholders in order to provide necessary long-term incentives for key executives. The repricing program included a provision for canceling 40% of outstanding stock options for Dr. Harbin and 30% of outstanding stock options for other Named Executive Officers (Dr. Marques, Mr. McKnight, and Mr. Wider) in exchange for repricing the remaining 60% of Dr. Harbin's outstanding stock options and the remaining 70% of the other Named Executive Officer's stock options at the fair value of Common Stock on December 8, 1998.

    During 1999, the Compensation Committee received advice from an outside compensation consultant with respect to the need for additional long-term incentive compensation for the Company's executive officers. In order to ensure that the Company's total compensation is competitive with industry practice, the consultant recommended that the Compensation Committee approve a proposal for an "omnibus type" Long-Term Incentive Compensation Plan. The Compensation Committee and subsequently the Board of Directors approved the 2000 Long-Term Incentive Compensation Plan (the "2000 Plan"), and have submitted the 2000 Plan for approval by the Company's stockholders. The long-term incentive plans that are currently in force include the Company's 1994, 1996, 1997 and 1998 Stock Option Plans. The 2000 Plan includes a request for a pool of 1,000,000 shares of Common Stock to be available to the Compensation Committee for use in designing and granting future executive long-term incentive awards. The 2000 Plan allows approval of several types of long-term incentives including stock options, stock appreciation rights, restricted stock, performance shares, performance units and other incentive awards. This type of plan allows the Compensation Committee flexibility in developing appropriate long-term incentive strategies to retain the Company's key executive officers. The Compensation Committee has control over the design and amount of grants awarded to executive officers under the 2000 Plan.

    Executive Benefits Plan.  The Company adopted an Executive Benefits Plan (the "EBP") in 1993 on the recommendation of the compensation consultant. The EBP is funded through a performance-based component and a fixed component and has been structured to provide an incentive for executive officers to remain with the Company.

    This EBP was terminated on December 31, 1999. With the assistance of a compensation consultant, a new executive benefits plan has been developed for executive officers. The new program called the Magellan Health Services Supplemental Accumulation Plan (the "SAP") was approved by the Compensation Committee. The SAP is funded through a fixed component that has been structured to provide an incentive for executive officers to remain with the Company. It may also be funded by the executive officers through voluntary deferrals of base and/or incentive compensation. The fixed component percentages are unchanged from the old plan; the Chief Executive Officer is eligible for a Company contribution of 19.5% of base salary and the other executive officers are eligible for a Company contribution of 11% of base salary. Both Company and voluntary contributions are paid to a trust and invested in one or more mutual funds selected by the respective executive officer.

    The amount contributed to the trust and any appreciation thereon is paid to the executive officer on a date at least two years from the date of funding, if such officer is still employed at that time, or at the date of involuntary termination by the Company; or two years following the date of voluntary termination from the Company, provided that the executive officer has complied with covenants not to compete with the Company.

    Chief Executive Officer Compensation.  In fiscal 1999, the compensation of Dr. Harbin, the Company's Chief Executive Officer, included base compensation of $761,551 and a bonus of $350,000 pursuant to his employment agreement. An EBP contribution of $136,500 was accrued for calendar year 1998 and funded in the first month of fiscal year 2000. Dr. Harbin's base salary was increased from $700,000 to $750,000, effective April 1, 1999. This base salary increase of 7.1% was based on Dr. Harbin's progress in integrating the behavioral health organization and overall positioning of the Company for greater profitability. Dr. Harbin's base salary paid in fiscal 1999 exceeded his new annual base salary because the Company switched from an arrears to current payroll payment process. At the time of the salary increase, Dr. Harbin was also granted 100,000 stock options (which vest ratably over three years), and an additional 50,000 stock options, which vest at the rate of 50% on October 1, 1999 and 50% on October 1, 2000.

    Non-Deductibility of Certain Compensation.  The compensation paid to Dr. Harbin exceeded $1 million in fiscal 1999 and may exceed $1 million in fiscal 2000 and 2001. Section 162(m) of the Code generally provides that, subject to certain exceptions, a publicly-held corporation such as the Company, may not deduct for federal income tax purposes compensation paid to any of its Named Executive Officers in excess of $1 million annually. The Compensation Committee determined that the benefit to the Company of entering into an extended employment contract with Dr. Harbin offset the potential loss of a tax deduction.

                  A.D. Frazier, Jr. (Chairman)
                  Andre C. Dimitriadis
                  Gerald L. McManis
                  Jeffrey A. Sonnenfeld
                  Members of the Compensation Committee during fiscal 1999

Employment Agreements

    Henry T. Harbin, M.D.  The Company has an Employment Agreement with Dr. Harbin for a three-year term beginning March 18, 1998. The agreement provides for a base salary of $700,000 and a signing bonus of $700,000, of which $350,000 was payable at signing with the remaining $350,000 paid on March 18, 1999. Dr Harbin's base salary was increased to from $700,000 to $750,000, effective April 1, 1999. Dr. Harbin will also be entitled to receive annual bonuses between 50% and 100% of his base salary conditioned upon his and/or the Company's meeting certain goals or objectives to be established by the Board or the Compensation Committee. The agreement also provides for severance payments to Dr. Harbin upon termination by the Company (including certain constructive termination events, such as a substantial change in Dr. Harbin's duties, but not including termination for cause), upon Dr. Harbin's resignation under certain circumstances, or after a change in control (as defined in the agreement). Such severance payments would consist of an amount equal to three times Dr. Harbin's base salary and the portion(s) of any bonus or incentive compensation accrued through the date of termination. In addition, if Dr. Harbin resigns or is terminated following a change of control, Dr. Harbin will receive a "gross-up" payment intended to compensate Dr. Harbin if certain excise taxes would be imposed in such case. Subject to certain exceptions, the Company will be unable to deduct for federal income tax purposes the compensation or severance payments to Dr. Harbin to the extent that such payments exceed an aggregate annual amount of $1 million.

    Craig L. McKnight.  The Company had an Employment Agreement with Mr. McKnight for a five-year term beginning March 1, 1995. The agreement provided for a base salary of $350,000 and for bonuses and life and disability insurance benefits that are competitive with similar benefits for comparable positions within the investor-owned hospital industry. The agreement also provided for severance payments upon termination without cause, pursuant to which Mr. McKnight received $766,500 in fiscal 1999.

    John J. Wider, Jr.  The Company has an Employment Agreement with Mr. Wider for a three-year term beginning November 17, 1998. The Agreement provides for a base salary of $380,000 and for bonuses and benefits commensurate with Mr. Wider's position. Mr. Wider's current salary is $395,200. The Agreement also provides for severance payments upon termination by the Company without cause, or resignation by Mr. Wider after a change of control (as defined in the Agreement). Under any such termination, Mr. Wider would receive the greater of (i) salary payments that would come due during the term of the Agreement subsequent to termination plus a portion of any bonus accrued through the date of termination and (ii) two years of annual salary plus a portion of any bonus accrued through the date of termination. In the event the Company elects not to renew the Agreement, Mr. Wider would receive severance payments for two years from the date of expiration of the Agreement.

    Clarissa C. Marques, Ph.D.  The Company has an Employment Agreement with Dr. Marques for an initial three-year term beginning January 1, 1999, with automatic renewals for additional one-year terms, unless either party gives notice of its intent not to renew the agreement. The Agreement provides for a base salary of $270,000 and for bonuses and benefits commensurate with Dr. Marques's position. Dr. Marques's current salary is $300,000. The Agreement also provides for severance payments upon termination by the Company without cause, termination by Dr. Marques for "good reason" (as defined in the agreement), or resignation by Dr. Marques after a change of control (as defined in the Agreement). Upon any such termination, Dr. Marques would receive base salary for the remaining term of the agreement or two years, whichever is greater, plus a portion of any bonus accrued through the date of termination. In the event the Company elects not to renew the agreement, Dr. Marques would receive severance payments for two years from the date of expiration of the agreement. The agreement supersedes all prior agreement between the company and Dr. Marques related to her employment.

    Clifford W. Donnelly.  The Company has an employment agreement with Mr. Donnelly, which is documented in a letter dated March 2, 1999. The letter agreement provides for a two-year employment term beginning March 31, 1999, a base salary of $360,000, a grant of 125,000 employee stock options, and for bonuses and benefits commensurate with Mr. Donnelly's position. The Agreement also provides for severance payments upon termination by the Company without cause, or resignation by Mr. Donnelly after a change of control. Upon such a termination of employment, the Company would pay Mr. Donnelly severance for two years. The complete terms of Mr. Donnelly's employment will be set forth in a definitive employment agreement, which the Company expects to finalize and execute in fiscal 2000.

    Mark S. Demilio.  The Company has an employment agreement with Mr. Demilio, which is documented in a letter dated June 4, 1999. The letter agreement provides for a base salary of $230,000, a car allowance of $1,000 per month, a grant of 40,000 employee stock options, and for bonuses and benefits commensurate with Mr. Demilio's position. The letter agreement also provides for severance payments upon termination by the Company without cause, or termination by Mr. Demilio "for cause" (as defined in the letter agreement). Upon such a termination of employment, the Company would pay Mr. Demilio severance for one year. The letter agreement provides that certain terms of Mr. Demilio's employment will be renegotiated after he has completed six months of employment. The complete terms of Mr. Demilio's employment will be set forth in a definitive employment agreement, which the Company expects to finalize and execute in fiscal 2000.

    Executive Benefits Plan.  The terms of the EBP provide that the amounts deposited in the trust on behalf of executive officers are to be paid to executive officers, together with any appreciation in such amounts, upon a change of control of the Company if the change of control occurs prior to the scheduled date for distribution of amounts held in the trust. The trust agreement defines a "change of control" as the replacement of 50% or more of the members of the Board within a 12-month period that is followed by the termination of employment within a 12-month period of one-third or more of the employees who participate in the EBP.

PERFORMANCE GRAPH

    The following graph compares the cumulative total return of the Common Stock, the Standard & Poors ("S&P") 500 Stock Index and the Standard & Poors Healthcare Index ("HI") since September 30, 1992. The graph assumes $100 was invested in each of the Common Stock, the S&P 500 Stock Index and the S&P HI and that dividends received were reinvested on the date paid. The graph does not take into account trading commissions or taxes.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CUMULATIVE TOTAL RETURNS
ON $100 INVESTED ON SEPTEMBER 30,1992
	Company	S&P HI	S&P 500
9/30/92	100	100	100
9/30/93	386	128	113
9/30/94	451	196	117
9/30/95	335	215	152
9/30/96	339	254	183
9/30/97	518	221	257
9/30/98	177	175	280
9/30/99	119	159	358

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of Common Stock by (i) directors, (ii) the Named Executive Officers and (iii) directors and the Named Executive Officers as a group, as of December 15, 1999. Information with respect to certain significant stockholders of the Company is set forth in "Principal Holders of Common Stock."

Name	Amount and Nature of Beneficial Ownership	Percent of Total Outstanding

Henry T. Harbin M.D. (1)	222,000	*
Craig L. McKnight (1)	97,100	*
John J. Wider, Jr. (1)	60,736	*
Clarissa C. Marques, Ph.D. (1)	49,002	*
Clifford W. Donnelly (2)	10,000	*
Mark S. Demilio	—	*
David Bonderman (3)	6,300,053	16.5%
Jonathan J. Coslet (3)	—	*
G. Fred DiBona, Jr. (4) (5) (9)	964,456	3.0%
Andre C. Dimitriadis (4)	32,500	*
A.D. Frazier, Jr. (4)	32,000	*
Gerald L. McManis (4)	32,000	*
Daniel S. Messina (6)	—	*
Robert W. Miller (4)	12,250	*
Darla D. Moore (4) (7) (9)	4,439,181	13.0%
Jeffrey A. Sonnenfeld Ph.D. (4)	7,500	*
James B. Williams (3)	—	*
All directors and executive officers as a group (17 persons) (8)	12,231,121	30.0%

*
Less than 1% of total outstanding.

(1)
Includes 210,000; 94,700; 47,336; and 46,834 shares that Dr. Harbin, Mr. McKnight, Mr. Wider and Dr. Marques, respectively, have the right to acquire upon the exercise of options within 60 days of December 15, 1999.

(2)
Includes 10,000 shares held by CNC Partners, a partnership of which Mr. Donnelly is the general partner.

(3)
Includes 6,300,053 shares that TPG has the right to acquire upon conversion of 59,063 shares of Series A Preferred Stock. See "The TPG Investment." Mr. Bonderman is an affiliate of TPG and disclaims beneficial ownership of all such shares.

(4)
Includes 30,000 shares that each of Messrs. Dimitriadis, Frazier and McManis has the right to acquire; 15,000 shares that Mr. DiBona has the right to acquire; 11,250 shares that each of Mr. Miller and Ms. Moore has right to acquire; and 7,500 shares that Dr. Sonnenfeld has the right to acquire upon the exercise of options within 60 days of December 15, 1999.

(5)
Includes 949,456 shares that IBC and its affiliates own. See "Certain Relationships and Related Transactions." Mr. DiBona is a director and the President and Chief Executive Officer of IBC and disclaims beneficial ownership or all securities attributed to him because of his positions with IBC.

(6)
In accordance with Aetna's policy, Mr. Messina does not accept any option grants for serving as a director.

(7)
Includes 2,417,554 shares owned by Richard E. Rainwater, 39,724 shares owned by Rainwater, Inc., 27,657 shares owned by Rainwater Holdings, and 1,942,996 shares that Rainwater Holdings, has the right to acquire pursuant to the Rainwater Holdings Warrant. Ms. Moore is the spouse of Richard E. Rainwater, the sole stockholder and sole director of Rainwater, Inc., which is the sole general partner of Rainwater Holdings.

(8)
Includes 533,870 shares that the directors and Named Executive Officers have the right to acquire upon the exercise of options within 60 days of December 15, 1999; 6,300,053 shares that TPG Magellan LLC has the right to acquire upon conversion of 59,063 shares of Series A Preferred Stock; 949,456 shares that IBC and its affiliates own; and 1,942,996 shares that Rainwater Holdings has the right to acquire upon the exercise of the Rainwater Holdings Warrant.

(9)
Percent of total outstanding calculation excludes 6,300,053 shares of Common Stock that TPG has the right to acquire upon conversion of 59,063 shares of Series A Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    G. Fred DiBona, Jr., who became a director of the Company on January 22, 1996, is a director and the President and Chief Executive Officer of IBC. IBC and the Company were parties to an Exchange Agreement pursuant to which IBC and other minority shareholders of Green Spring had the right to exchange their interests in Green Spring for Common Stock or subordinated notes of the Company. The Exchange Agreement gave IBC the right to exchange its remaining equity interest in Green Spring for a maximum of 889,456 shares of Common Stock or approximately $20.5 million in subordinated notes. On January 29, 1998, IBC converted its equity interest in Green Spring into 889,456 shares of Common Stock, valued at approximately $17.9 million at that time.

    IBC and its affiliated entities contract with the Company for provider network, care management and medical review services pursuant to contractual relationships entered into on July 7, 1994, with terms of up to five years. The Company's contract with IBC is in the process of being renegotiated. During fiscal 1999, IBC and its affiliated entities paid the Company approximately $71.3 million for such services. As of September 30, 1999, IBC and its affiliated entities owed the Company approximately $1.3 million. The Company recorded revenue of approximately $59.1 million from IBC during fiscal 1999. In addition, on July 7, 1994, IBC sold a subsidiary to Green Spring in exchange for a $15.0 million promissory note. As of September 30, 1999, such promissory note had been repaid in full.

    Daniel S. Messina, who became a director of the Company on December 11, 1997, is the Chief Financial Officer of Aetna. On December 4, 1997, the Company consummated the purchase of HAI, formerly a unit of Aetna, for approximately $122.1 million, which the Company funded from cash on hand, plus additional contingent payments to Aetna of up to $60.0 million annually over the five-year period subsequent to closing. The amount and timing of the contingent payments is contingent upon net increases in the HAI's covered lives in specified products. During fiscal 1999, the Company paid Aetna $60.0 million in satisfaction of the first contingent payment. The consideration paid for HAI was determined through arm's length negotiations that considered, among other factors, the historical and projected income of HAI. The consideration paid by the Company was determined by the Board with the advice of management and the Company's investment bankers. The HAI acquisition is more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999. See "Incorporation of Certain Documents by Reference."

    Aetna and its affiliated entities contract with the Company for various behavioral and specialty managed care services. During fiscal 1999, Aetna and its affiliated entities paid the Company approximately $296.4 million for such services. As of September 30, 1999, Aetna and its affiliated entities, including NYLCare and Prudential Healthcare, owed the Company approximately $24.4 million. The Company recorded revenue of approximately $293.1 million from Aetna and its affiliated entities during fiscal 1999.

    Darla D. Moore, who became a director on February 22, 1996, is the spouse of Richard E. Rainwater. As set forth above, Mr. Rainwater is the beneficial owner of 4,427,931 shares of Common Stock. Mr. Rainwater and certain of his affiliates have a significant interest in Crescent Real Estate Equities Limited Partnership ("Crescent") and the Company.

    On June 17, 1997, the Company sold substantially all of its domestic acute-care psychiatric hospitals and residential treatment facilities (the "Psychiatric Hospital Facilities") to Crescent for $417.2 million in cash (before costs of approximately $16 million) and warrants for the purchase of 2.5% of the common stock of Crescent Operating, Inc., an affiliate of Crescent ("COI"). Simultaneously with the sale of the Psychiatric Hospital Facilities to Crescent, the Company and COI formed Charter Behavioral Health Systems, LLC ("CBHS") to conduct the operations of the Psychiatric Hospital Facilities and certain other facilities transferred to CBHS by the Company. The Company owned a 50% interest in CBHS, which it obtained by contributing approximately $5 million of certain net assets to CBHS. The Company franchised the "CHARTER" System of behavioral healthcare to each of the Psychiatric Hospital Facilities and other facilities operated by CBHS. In exchange, CBHS paid certain franchise fees to the Company.

    On September 10, 1999, the Company consummated the transfer of assets and other interests pursuant to a Letter Agreement dated August 9, 1999 with Crescent, COI and CBHS that effected the Company's exit from its healthcare provider and healthcare franchising businesses (the "CBHS Transactions"). The terms of the CBHS Transactions are summarized below.

    The Company tendered for redemption 80% of its CBHS common interest and all of its CBHS preferred interest, leaving the Company with a 10% non-voting common interest in CBHS. The Company agreed to transfer to CBHS its interests in five of its six hospital-based joint ventures and related real estate as soon as practicable. The Company transferred to CBHS the right to receive approximately $7.1 million from Crescent for the sale of two psychiatric hospitals that were acquired by the Company (and leased to CBHS) in connection with CBHS' acquisition of certain businesses from Ramsay Healthcare, Inc. in fiscal 1998. The Company forgave receivables due from CBHS of approximately $3.3 million for payments received by CBHS for patient services prior to the formation of CBHS on June 17, 1997. The Company agreed to pay $2.0 million to CBHS in 12 equal monthly installments beginning on the first anniversary of the closing date.

    The Company also transferred its healthcare franchising interests to CBHS, which includes Charter Advantage, LLC, the Charter call center operation, the Charter name and related intellectual property, and certain other assets. The Company was released from performing any franchise services or incurring future franchising expenses. The Company forgave prepaid Charter call center management fees of approximately $2.7 million and unpaid franchise fees of approximately $115 million.

    CBHS agreed to indemnify the Company for 20% of up to the first $50 million (i.e., $10 million) of expenses, liabilities and settlements related to government investigations for events that occurred prior to June 17, 1997 (the "CBHS Indemnification"). CBHS is required to pay the Company a maximum of $500,000 per year under the CBHS Indemnification.

    Crescent, COI, CBHS and Magellan provided each other with mutual releases of claims among all of the parties with respect to the original transactions that effected the formation of CBHS and the operation of CBHS since June 17, 1997 with certain specified exceptions.

    On January 25, 1996, Rainwater Holdings acquired a total of 4,000,000 shares of Common Stock and warrants for an additional 2,000,000 shares of Common Stock from the Company pursuant to a Stock and Warrant Purchase Agreement and certain related agreements (the "Rainwater Holdings Private Placement Agreements"). The Rainwater Holdings Warrant entitles the holders to purchase in the aggregate, at any time prior to its January 25, 2000 expiration date, up to 2,000,000 shares of Common Stock at a purchase price of $26.15 per share. The Rainwater Holdings Private Placement Agreements provide for certain preemptive rights of Rainwater Holdings to acquire additional securities issued by the Company for cash in a private placement transaction, and standstill covenants restricting the purchase of additional shares of Common Stock by Rainwater Holdings and its affiliates in certain circumstances.

    Under the terms of the Rainwater Holdings Private Placement Agreements, the Company agreed (i) to pay a transaction fee of $150,000; (ii) to reimburse certain expenses of Rainwater, Inc. in connection with the Rainwater Holdings Private Placement; (iii) to pay the Rainwater Group an annual monitoring fee of $75,000 commencing on March 31, 1996; and (iv) to reimburse the Rainwater Group for reasonable fees and expenses (up to a maximum of $25,000 annually) incurred in connection with its ownership of the Common Stock and the Rainwater Holdings Warrant. The Company also agreed under the Rainwater Holdings Private Placement Agreements to reimburse the Rainwater Group in the future for one additional filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if a filing under such act is required in connection with an exercise of the Rainwater Holdings Warrant.

    During fiscal 1999, the Company paid an aggregate of $75,000 for the annual monitoring fee and fees and expenses incurred in connection with Rainwater Holdings' ownership of the Common Stock and the Rainwater Holdings Warrant. Excluded from these amounts are directors' fees and expense reimbursement paid to Ms. Moore in her capacity as a director of the Company. The Company has incurred costs to date of approximately $55,000 in connection with its registration of the shares of Common Stock owned by Rainwater Holdings, and approximately $40,000 in costs to register the shares of Common Stock underlying the Rainwater Holdings Warrant.

    David Bonderman, Jonathan J. Coslet and James B. Williams, who became directors on December 15, 1999, are affiliated with Texas Pacific Group ("TPG"). On December 15, 1999, TPG purchased from the Company 59,063 shares of Series A Preferred Stock for $59,063,000 in cash. The terms of the Series A Preferred Stock are more fully described above under "The TPG Investment." Upon the closing of the TPG Investment, the Company paid TPG a placement fee of $1,625,000. If the Company does not obtain the Series A Shareholder Approval at the Annual Meeting, the Company has agreed to pay TPG an option carry fee in the amount of $500,000. In addition, the Company has agreed to pay TPG an option funding fee in the amount of $250,000 if the Option is exercised.

    On December 17, 1999, Magellan Specialty Health, Inc., a subsidiary of the Company, reached an agreement in principle to acquire Vivra Inc. ("Vivra") from Vivra Holdings, Inc. ("Vivra Holdings"). TPG indirectly owns approximately 30% of Vivra Holdings. The agreement in principle provides that Vivra Holdings will receive $5 million in cash at closing, tentatively scheduled for early 2000, and an additional $5.25 million in cash six months after closing. In addition, Vivra Holdings will be eligible to receive an earn-out payment of up to $10 million, contingent on achieving earnings targets related to certain new business. Any such earn-out payment would be made in the first quarter of fiscal year 2002.

PROPOSED 2000 LONG-TERM INCENTIVE COMPENSATION PLAN

    The following is a summary description of the Magellan Health Services, Inc. 2000 Long-Term Incentive Compensation Plan (the "2000 Plan").

    The Board of Directors has adopted, subject to stockholder approval, the 2000 Plan, covering 1,000,000 shares of Common Stock. The purpose of the 2000 Plan is to promote the long-term viability and financial success of the Company and its subsidiaries by assisting in the recruiting and retention of key employees. The 2000 Plan is designed to enable key employees to acquire or increase a proprietary interest in the Company.

    Administration.  The 2000 Plan will be administered by the Compensation Committee of the Board or any other Committee of the Board appointed to administer the 2000 Plan (the "Committee"), provided that the composition of such Committee shall at all times meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and Internal Revenue Code Section 162(m), each as amended. The Committee has authority to grant awards upon such terms (consistent with the provisions of the 2000 Plan), as the Committee may consider appropriate. In addition, the Committee will have complete authority (i) to interpret all provisions of the 2000 Plan; (ii) to prescribe the form of Agreements; (iii) to adopt, amend, and rescind rules and regulations pertaining to the administration of the 2000 Plan; and (iv) to make all other determinations necessary or advisable for the administration of the 2000 Plan. Any decision made, or action taken, by the Committee in connection with the administration of the 2000 Plan shall be final, conclusive, and binding on all participants and all persons claiming under or through any participant.

    Eligibility.  Key employees of the Company or of any subsidiary are eligible to receive awards under the 2000 Plan. An individual may receive more than one award. The Committee will, in its discretion, select the eligible key employees and will base its selection on the employees' job responsibilities and present and potential contributions to the success of the Company and its affiliates.

    Awards.  Awards granted under the 2000 Plan may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights ("SARs"), shares of restricted stock, performance shares, dividend units, and incentive awards.

    Stock Options.  One or more option grants may be made to any eligible employee. Options will be embodied in an option agreement in a form approved by the Committee. The option agreement may provide for "incentive stock options" that are intended to satisfy the requirements of Section 422A of the Internal Revenue Code, or such other options ("nonqualified stock options"), that entitle the holder to purchase from the Company a stated number of shares of common stock at the price set forth in the option agreement. The exercise price per share of an option will be an amount equal to the closing price of a share of Common Stock on the date of grant, provided, however, that the Committee is authorized to grant options having an exercise price below the closing price of a share of Common Stock on the date of grant.

    No stock option granted under the 2000 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, except, in the case of non-qualified stock options only, as otherwise provided in a participant's option agreement.

    A stock option may be exercised in whole at any time or in part, from time to time, at such times and in compliance with such requirements as set forth in the option agreement. No stock option will be exercisable more than ten years from the date the option was granted.

    Each option agreement will set forth the extent to which the participant will have the right to exercise the stock options following termination of the participant's employment with the Company or its affiliates.

    Summary of Federal Tax Consequences of the Issuance and Exercise of Options.  The following discussion of the federal tax consequences of the issuance and exercise of options under the 2000 Plan is based on the Code provisions in effect on the date of this Proxy Statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and the tax consequences may vary depending upon the personal circumstances of individual holders of options.

    An option holder will not recognize income upon the grant of a non-qualified option under the 2000 Plan, or at any other time prior to the exercise of the option. Upon exercise of a nonqualified option, the option holder will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price of the Common Stock. This income is subject to withholding and other employment taxes, if applicable. The Company then will be entitled to a deduction in a like amount for compensation taxable to the option holder. The ordinary income recognized upon exercise of the option will constitute personal service income for purposes of Federal income taxes.

    A subsequent taxable disposition of shares of Common Stock acquired upon exercise of a non-qualified option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the Common Stock on the date the option was exercised and the amount realized on later disposition. The gain or loss will be long-term if the shares of Common Stock are held for more than one year.

    An option holder will not recognize income upon the grant or exercise of an incentive stock option under the 2000 Plan if at all times during the period beginning on the date the option was granted and ending on the day three months before the date of such exercise, the option holder was an employee of the Company. The difference between the fair market value of the Common Stock on the date of exercise and the option price, however, is an item of tax preference for purposes of the alternative minimum tax.

    If an option holder who has acquired shares of Common Stock by the exercise of an incentive stock option makes a taxable disposition of such Common Stock more than two years after the grant of the option and one year after the acquisition of such Common Stock, the option holder generally will recognize long-term capital gain or loss measured by the difference between the option price and the selling price.

    If an option holder who has acquired shares of Common Stock by the exercise of an incentive stock option makes a taxable disposition of such Common Stock within two years from the date of the granting of the option or within one year after the transfer of such Common Stock to the option holder, a disqualifying disposition occurs. In that event the option holder recognizes ordinary income equal to the lesser of (i) the actual gain or (ii) the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If a loss is sustained on such a disposition, the loss will generally be treated as a capital loss. If the amount received on the disqualifying disposition exceeds the fair market value of the Common Stock on the date of exercise, the excess will generally be either long- or short-term capital gain.

    Restricted Stock.  An award of restricted stock may be granted for no consideration other than services. The Committee may, in its discretion, designate individuals to whom any awards of restricted stock are to be made. Each grant of restricted stock will be evidenced by an agreement that will specify the period(s) of restriction, the number of shares of restricted stock granted, and such other provisions as the Committee may determine.

    While the shares are restricted stock, a participant will have all rights of a shareholder with respect to such shares, including the right to receive dividends and to vote the shares; provided, however, that (i) a participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of restricted stock and (ii) the Company will retain custody of the certificates evidencing shares of restricted stock.

    In the event of a participant's death or disability, restrictions on restricted stock will lapse on a pro-rata basis as designated by the Committee. In the event of a participant's retirement, the Committee may terminate any remaining restrictions on restricted stock. Unless otherwise provided by the Committee in a participant's restricted stock agreement, in the event that a participant granted an award of restricted stock ceases to be an employee of the Company or its affiliates for any reason, other than death, disability, or retirement prior to the lapse of all restrictions applicable to such restricted stock, the shares of restricted stock awarded to the participant shall be forfeited to the Company.

    Stock Appreciation Rights ("SARs").  SARs may be granted under the 2000 Plan in connection with a stock option, or may be separately awarded. Each grant of SARs will be evidenced by an SAR Agreement that will specify the terms and conditions applicable to such award.

    SARs granted in connection with an option will be exercisable to the extent the option is exercisable. SARs not granted in connection with an option will be exercisable pursuant to such terms and conditions established by the Committee and designated in the SAR Agreement.

    Upon the exercise of SARs, the participant is generally entitled to payment (in cash or shares of Common Stock or a combination thereof as set forth in the SAR Agreement at the time of grant) for each SAR equal to the excess of the closing price of a share of Common Stock on the New York Stock Exchange on the date of exercise over the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant of the SARs.

    SARs granted under the 2000 Plan are not transferable by the participant except by will or the laws of descent and distribution and are exercisable during the participant's lifetime only by the participant or, in the event of the participant's mental or physical incapacity, by his or her legal representative.

    Each SAR Agreement will set forth the extent to which the participant will have the right to exercise the Stock Appreciation Right following termination of the participant's employment with the Company and/or its affiliates. No participant will, solely as a result of having been granted SARs, have any rights as a shareholder of the Company.

    Performance Shares/Performance Units.  Awards may granted under the 2000 Plan in the form of bookkeeping entries called performance shares or performance units, subject to such terms and conditions not inconsistent with the 2000 Plan as the Committee will impose. Each Performance Unit will have an initial value that is established by the Committee at the time of grant. Each Performance Share will have an initial value equal to the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant. The Performance Share or Performance Unit Agreement will specify the terms and conditions of the award, including the performance-related objectives applicable to the award and the extent to which satisfaction of such specified objectives will determine the number and/or value of performance units or performance shares that will be paid out to the participant.

    The measuring period to establish the performance objectives set forth in a Performance Share or Performance Unit Agreement will be at least three years. Upon the completion of the applicable performance period, the Committee will determine the value of the award, which will be paid to the participant in connection with the award.

    Each Performance Share or Performance Unit Agreement will set forth the extent to which the participant will have the right to receive a payout with respect to any outstanding performance shares or performance units following termination of the participant's employment with the Company and/or its affiliates. No participant will, solely as a result of having been awarded performance shares or performance units, have any rights as a shareholder of the Company.

    Dividend Units.  The Committee may grant dividend units equal to a specified number of shares of Common Stock on which participants will receive cash payments equal to the dividends paid on the underlying number of shares when, as, and if paid. Each grant of dividend units will be evidenced by an Agreement that will specify the terms and conditions applicable to such award, including the treatment of such award upon the participant's termination of employment. An award of dividend units will entitle the participant to payment of an amount of cash equal to such cash dividends only and not to any right to the actual dividends on the underlying shares or to the underlying shares themselves. The Company does not currently pay any cash dividends nor does it expect to do so in the near future.

    Incentive Awards.  The Committee may designate participants to receive incentive awards, which would be made from an incentive pool established for each plan year by the Committee. The Committee will allocate an incentive pool percentage to each applicable participant for each Plan Year within 90 days of the commencement of the plan year. Each incentive award will be evidenced by an agreement that will specify the terms and conditions applicable to such award.

    The incentive pool will be a cash amount designated by the Committee each plan year as practicable following the close of such plan year. A participant's incentive award will be determined based on the participant's allocated portion of the incentive pool, as reduced in the sole discretion of the Committee using any factors it determines applicable.

    Unless determined otherwise by the Committee, in the event the employment of a participant is terminated by reason of death, disability, or retirement during a plan year, the participant's payout of the incentive award will be prorated, as specified by the Committee in its discretion. In the event that a participant's employment terminates for any other reason, all incentive awards will be forfeited to the Company unless determined otherwise by the Committee.

    Except as otherwise provided by the Committee, incentive awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

    Other Terms.  The Committee will establish performance measures from time to time in connection with performance based awards. The performance measure(s) to be used for purposes of such awards will be chosen from among (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity, or sales); (d) cash flow return on investments; (e) earnings before interest, taxes, depreciation, amortization (EBITDA); (f) gross revenues; and (g) Company shareholder return.

    Vesting upon Change of Control.  Subject to the certain limitations, all stock options and SARs will automatically become fully exercisable, all restrictions applicable to restricted stock will automatically terminate, and all performance objectives in performance share awards and incentive awards will be waived upon certain extraordinary events including a Change of Control of the Company (as defined in the Plan).

    Effective Date.  The effective date of the 2000 Plan is October 1, 1999, subject to shareholder approval. Unless sooner terminated by the Board, the 2000 Plan will terminate on September 30, 2009; provided, that any award outstanding at the time of such termination will continue in full force and effect and will continue to be governed by the 2000 Plan and its applicable agreement until the award expires or is discharged by its terms.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 2000 PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE 2000 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 2000 PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, certain officers and persons who own more than 10% percent of the Common Stock to file reports of ownership and changes in ownership with the SEC and furnish copies of such reports to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that all persons who are required to comply with the Section 16(a) filing requirements with respect to the Common Stock have complied with such filing requirements on a timely basis, except for Mark S. Demilio, who filed a Form 3 upon becoming an executive officer of the Company, but not within the required 10-day filing period, and Clifford W. Donnelly, who amended a timely Form 5 filing in December 1999.

ADDITIONAL INFORMATION

Attendance

    Attendance at the Annual Meeting is limited to stockholders of record or their proxies, beneficial owners of Common Stock and Series A Preferred Stock having evidence of such ownership and guests of the Company.

Stockholders Proposals

    In order to be included in the proxy statement and form of proxy for the 2001 Annual Meeting, a stockholder proposal must be in writing and received by the Company by the close of business on September 16, 2000. All stockholder proposals should be submitted by certified mail, return receipt requested, to the Secretary of the Company, 6950 Columbia Gateway Drive, Columbia, Maryland 21046.

Other Business

    Management does not know of any other matters that may properly come before the Annual Meeting other than those described above. If any other matter properly comes before the meeting, all properly executed proxies delivered pursuant to this solicitation will be voted on any such matters in the discretion of the Proxies.

Independent Public Accountants

    The Company expects to retain Arthur Andersen LLP as its independent public accountants for the fiscal year ended September 30, 2000 upon written acceptance of an engagement letter, which is expected to occur no later than June 30, 2000. Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended September 30, 1999. Representatives of such firm will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"). Pursuant to the requirements of the Exchange Act, the Company files annual, quarterly and special reports with the SEC. The following documents or portions of documents filed by the Company with the SEC are incorporated herein by reference:

  (i)
  The Company's Annual Report on Form 10-K for fiscal year ended September 30, 1999; and

  (ii)
  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 27, 1999.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date on which the Annual Meeting is held shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in this Proxy Statement) will be provided without charge to each person to whom this Proxy Statement is delivered, upon written or oral request. Copies of this Proxy Statement as amended or supplemented from time to time, or any other documents (or parts of documents) that constitute part of this Proxy Statement will be provided without charge to each such person, upon written or oral request. Requests should be directed to Magellan Health Services, Inc., Attn: Investor Relations, 6950 Columbia Gateway Drive, Columbia, Maryland, 21046, (877) 645-6464. These documents are also filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, and may be accessed at the SEC's internet website, which is located at www.sec.gov.

APPENDIX I

FAIRNESS OPINION OF MORGAN STANLEY & CO.
December 29, 1999

     Board of Directors
Magellan Health Services, Inc.
6950 Columbia Gateway Drive
Columbia, MD 21046

    Members of the Board:

    We understand that Magellan Health Services, Inc. ("Magellan" or the "Company") and TPG Magellan LLC, ("TPG") have entered into an Investment Agreement dated as of July 19, 1999, as amended (the "Investment Agreement"), and an Amended and Restated Investment Agreement dated as of December 14, 1999 (the "Amended Agreement"), pursuant to which, among other things, the Company will issue and sell to TPG (i) 59,063 shares of Series A Cumulative Convertible Preferred Stock, no par value (the "Series A Preferred Stock"), of the Company (the "Preferred Stock Purchase"), and (ii) the Company has agreed to grant to TPG an option to purchase an additional 21,000 shares of Series A Preferred Stock (the "Option"), subject to receipt of specified approvals as described in the Amended and Restated Investment Agreement, and TPG will make an investment in the Company of $59,063,000 for the Series A Preferred Stock and $21,000,000 if the Option is exercised. The terms and conditions of the Preferred Stock Purchase and the Option are more fully set forth in the Amended and Restated Investment Agreement. The terms of the Series A Preferred Stock are as set forth in the Certificates of Designations attached as Exhibit A to the Amended and Restated Investment Agreement.

    You have asked for our opinion as to whether the consideration to be received in the aggregate pursuant to the Amended and Restated Investment Agreement for the Preferred Stock Purchase and the Option is fair from a financial point of view to the Company.

    For purposes of the opinion set forth herein, we have, among other things:

  (i)
  reviewed certain publicly available financial statements, and other business and financial information of the Company;

  (ii)
  reviewed certain internal financial statements and other financial and operating data concerning Magellan prepared by the management of Magellan;

  (iii)
  analyzed certain financial forecasts prepared by the management of Magellan;

  (iv)
  discussed the past and current operations and financial condition and the prospects of Magellan with senior executives of Magellan;

  (v)
  discussed with management and the Board of Magellan how new equity capital could help Magellan achieve its operating and financial plans and potential alternatives to raising such equity capital;

  (vi)
  reviewed the pro forma impact of the Preferred Stock Purchase on Magellan's earnings per share and financial ratios;

  (vii)
  reviewed the reported prices and trading activity for the shares of the Company's Common Stock, par value $0.25 per share (the "Common Stock");

  (viii)
  reviewed the financial terms, to the extent publicly available, of certain comparable minority investment transactions by financial investors;

  (ix)
  reviewed the Investment Agreement, including the Exhibits and Schedules thereto, the Amended and Restated Investment Agreement, including the Exhibits and Schedules thereto, the Registration Rights Agreement, dated as of July 19, 1999, between Magellan and TPG and certain related documents; and

  (x)
  considered such other factors and performed such other analyses as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. In addition, we have assumed with the Company's consent, that the consummation of the Preferred Stock Purchase and the Option will not result in a change of control of the Company pursuant to the terms of the Credit Agreement or the Indenture (as such terms are defined in the Amended and Restated Investment Agreement). We have also assumed that the Preferred Stock Purchase will be consummated substantially in accordance with the terms of the Amended and Restated Investment Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of all or part of Magellan or any of its assets, nor did we participate in the negotiations or structuring of the Preferred Stock Purchase or the Option.

    We have been engaged solely to provide this opinion to the Board of Directors of Magellan in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Board of Directors of Magellan, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Preferred Stock Purchase with the Securities and Exchange Commission. In addition, this opinion does not in any manner address (a) the value of the Series A Preferred Stock and the Option issued to TPG or whether any public market for such Series A Preferred Stock or the Option will develop; (b) the prices at which the Common Stock will trade following the consummation of the Preferred Stock Purchase or (c) whether the Option will be exercised at any point in the future.

    Based on the foregoing, we are of the opinion on the date hereof that the consideration in the aggregate to be received pursuant to the Amended and Restated Investment Agreement for the Preferred Stock Purchase and the Option is fair from a financial point of view to the Company.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/S/ BRIAN KINKEAD Brian Kinkead Principal